                                                               EXHIBIT 10.6(vi)


                              AMENDED AND RESTATED

                      SENIOR SUBORDINATED CREDIT AGREEMENT

                                     AMONG

                     CB COMMERCIAL REAL ESTATE GROUP, INC.

                                      AND

                         CB COMMERCIAL HOLDINGS, INC.,
                       CB COMMERCIAL, INC., CB COMMERCIAL
                        REAL ESTATE GROUP OF IOWA, INC.,
                      CB COMMERCIAL REALTY ADVISORS, INC.,
                   CB COMMERCIAL REAL ESTATE SERVICES, INC.,
                         CB COMMERCIAL BROKERAGE, INC.,
                    SUTTER FREMONT PROPERTY SERVICES, INC.,
                CB COMMERCIAL REAL ESTATE FUND MANAGEMENT, INC.,
              CB COMMERCIAL REAL ESTATE MANAGEMENT SERVICES, INC.,
                      CB COMMERCIAL SUTTON & TOWNE, INC.,
                             HENRY BRODERICK, INC.,
                           SUTTON & TOWNE N.J., INC.
                             SUTTER FREMONT, INC.,
                    CB COMMERCIAL WAREHOUSE PROPERTY CORP.,
                           L.J. MELODY & COMPANY, AND
                      L.J. MELODY & COMPANY OF CALIFORNIA
                                 as Guarantors


                                      and


                       SUMITOMO FINANCE (DUBLIN) LIMITED


                         Dated as of November ___, 1996

===============================================================================

                              AMENDED AND RESTATED
                      SENIOR SUBORDINATED CREDIT AGREEMENT


          This Amended and Restated Senior Subordinated Credit Agreement is dated as of November ___, 1996 (this "Agreement"), and entered into by and among CB Commercial Real Estate Group, Inc. (formerly known as "Coldwell Banker Commercial Group, Inc."), a Delaware corporation ("Company"), CB Commercial Holdings, Inc., a Delaware corporation ("CB Holdings"), and the other parties listed on the signature pages hereto (collectively with CB Holdings, the "Guarantors"), and Sumitomo Finance (Dublin) Limited, a limited liability company organized and existing under the laws of the Republic of Ireland (the "Lender").

                                    RECITALS

          WHEREAS, the Company and the Lender desire to amend and restate the terms and provisions of the Senior Subordinated Credit Agreement dated as of July 20, 1990, as amended to the date hereof, between the Company and the Lender upon the terms and conditions set forth in this Agreement; and

          WHEREAS, as of the date hereof, there are outstanding $62,000,000 representing original principal amount and $_____________ representing Deferred Interest (as hereinafter defined); and

          WHEREAS, the Guarantors have agreed to guarantee the Obligations (as hereinafter defined) pursuant to the Guarantee set forth in Article X hereof; and

          WHEREAS, CB Holdings pledged the Collateral (as hereinafter defined) to secure its Guarantee.


          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Lender agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


          Section 1.1  Definitions
                       -----------

          Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified, the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined:

          "ADJUSTED CONSOLIDATED NET WORTH" means [under review.]

          "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, in no event shall the Lender or any of its Affiliates be deemed to be an Affiliate of CB Holdings, the Company or any subsidiary of the Company.

          "AGENT" means any agent appointed by the Lender to administer the Loan pursuant to Section 9.20 of this Agreement.

          "AGENCY AGREEMENT" has the meaning ascribed to such term in Section
9.20 of this Agreement.

          "AGREEMENT" means this Amended and Restated Senior Subordinated Credit Agreement dated as of November __, 1996, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "APPLICABLE LIBOR BASED RATE" means (i) during the period from the date hereof to and including December 31, 1996, (a) LIBOR plus (b) one-quarter
                                                          ----
of a percentage point (0.25%) and (ii) during the period from and including January 1, 1997 and thereafter, (x) LIBOR plus (y) one and one-quarter
                                          ----
percentage points (1.25%).

          "APPLICABLE LIBOR MARGIN" means (i) during the period from June 30, 1994 to and including December 31, 1996, one-quarter of a percentage point (0.25%); (ii) during the period from and including January 1, 1997 to and including December 31, 1998, one and one-quarter percentage points (1.25%);
(iii) during the period from and including January 1, 1999 to and including December 31, 1999, two percentage points (2.00%); (iv) during the period from and including January 1, 2000 to and including December 31, 2000, three percentage points (3.00%); and (v) during the period from and including January 1, 2001 and thereafter, four percentage points (4.00%).

          "ASSET SALE" means the sale, transfer or other disposition by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (i) any of the stock of any of the Company's Subsidiaries, (ii) substantially all of the assets of any geographic or other division or line of business of the Company or any of its Subsidiaries, or (iii) any other assets (including, without limitation, any assets which do not constitute substantially all of the assets of any geographic or other division or line of business but excluding any assets purchased for sale to others (other than Warehoused Real Property) in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries), in the case of each of clauses (i), (ii) and (iii), having a value in excess of $250,000; provided that any asset sale described in clause (i), (ii) or (iii) shall be
--------
deemed not
to be an "Asset Sale" until the aggregate amount of all such sales by the Company and its Subsidiaries occurring in any fiscal year equals or exceeds $1,000,000; provided, further, that an Asset Sale shall not include (A)
            --------  -------
inventory sales in the ordinary course of business; (B) sales or other dispositions of obsolete equipment or other operating assets which are either no longer needed for the ordinary course of business of the Company or its Subsidiaries or are being replaced by equipment or other operating assets of at least comparable value and utility; and (C) sales, transfers and other dispositions of assets between the Company and its Subsidiaries and between the Company's Subsidiaries; and provided, further, that the sale, assignment,
                            --------  -------
transfer, lease or other disposition of Warehoused Real Property to an investment partnership or another pooled investment entity sponsored or managed by the Company or a wholly-owned Subsidiary of the Company or to a third party for consideration in excess of the sum of (A) the Company's or such wholly-owned Subsidiary's Investment therein, (B) the outstanding amount of any Non-Recourse Debt secured thereby, to the extent that such amount is repaid in connection with such sale or otherwise is not assumed by the transferee of such Warehoused Real Property, and (C) the Company's or its Subsidiary's Carrying Cost with respect thereto, shall be deemed to be an Asset Sale only to the extent of such excess.

          "BAILEE" means The Sumitomo Bank, Limited, acting as agent for the Lender, and any successor thereto as provided in the Intercreditor Agreement.

          "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "BOARD OF DIRECTORS" means the Board of Directors of CB Holdings, the Company or a Subsidiary of the Company, as applicable, or any duly authorized committee of that Board.

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a day on which banking institutions located in Dublin, London, New York or California are authorized or required by law or other government action to close.

          "CAPITAL EXPENDITURE" means any expenditure (other than capitalized interest) by any Person which would be capitalized in accordance with GAAP, except that the acquisition of Warehoused Real Property by the Company or any Subsidiary shall not constitute a Capital Expenditure until the date that is eight months after the date of the acquisition thereof if such Warehoused Real Property has not been sold, assigned, transferred or otherwise disposed of by such date and in any such event shall, notwithstanding GAAP, be treated as a Capital Expenditure incurred on the date that such eight-month period expires to the extent of the Company's or such Subsidiary's Investment in such Warehoused Real Property.

          "CAPITAL LEASE," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; provided, however, that leases of computer and related equipment of the type treated by the Company as Operating Leases for its fiscal year 1993 and prior periods shall be treated, after September 30, 1994, as Operating Leases and not Capital Leases, notwithstanding the classification thereof under GAAP.

          "CAPITAL STOCK" of any person means any and all shares, interests, participations, or other equivalents (however designated) of capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock or other equity interests.

          "CARRYING COST" means, as to any Warehoused Real Property, the sum of (without duplication) (i) the amount of any payment of principal of Non-Recourse Debt secured thereby actually made by CB Holdings, the Company or any of their respective Subsidiaries, (ii) interest on such Non-Recourse Debt accrued and actually paid by CB Holdings, the Company or any of their respective Subsidiaries (net of rental and other income actually received by CB Holdings, the Company or any such Subsidiary in respect of such Warehoused Real Property from the date of direct or indirect acquisition thereof by CB Holdings, the Company or such Subsidiary in respect of such Warehoused Real Property from the date of acquisition thereof by CB Holdings, the Company or such Subsidiary to the date of sale or other disposition), and (iii) any and all fees, costs, expenses and transfer taxes incurred by CB Holdings, the Company or any of their respective Subsidiaries in connection with the purchase or other acquisition of such Warehoused Real Property (including, without limitation, any fees, costs and expenses incurred in connection with financing such purchase or other acquisition) and the holding and the subsequent sale or other disposition thereof.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized rating agency; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having one of the two highest ratings obtainable from Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized rating agency; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by the Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) Eurodollar time deposits having a maturity of less than one year purchased from the Lender or other financial institutions approved by the Lender; and (vi) repurchase agreements and reverse repurchase agreements with the Lender or other financial institutions approved by the Lender relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; provided that the terms of such agreements comply with the guidelines set forth
--------
in the Federal Financial Institutions Examination Council Supervisory Policy-- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

          "CASH PROCEEDS" means, with respect to any Asset Sale, cash payments received from such Asset Sale (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received, other than the portion of such deferred payment constituting interest, which shall be deemed not to constitute Cash Proceeds).

          "CB HOLDINGS" means CB Commercial Holdings, Inc., a Delaware corporation.

          "CB CANADA" means Coldwell Banker Canada, Inc., a corporation organized under the laws of the Province of Ontario, Canada.

          "CERTIFICATE OF INCORPORATION" means CB Holdings's Restated Certificate of Incorporation as in effect on the Effective Date.

          "CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any treaty, law, regulation or ruling relating to any Tax (or in the application or interpretation of any treaty, law, regulation or ruling relating to any Tax) that occurs on or after the Effective Date.

          "CHANGE OF CONTROL" shall be deemed to have occurred (a) with respect to CB Holdings, (i) at such time as any person (as defined in Section 13(d)(3) of the Exchange Act) (other than the Holdings Capital Accumulation Plan) at any time shall directly or indirectly acquire more than twenty-five percent (25%) of the total voting power of all classes of Capital Stock of CB Holdings (provided,
                                                                       --------
however, that the acquisition of voting stock of CB Holdings by underwriters in
-------
the IPO named in the prospectus relating thereto shall not be deemed to be a Change of Control pursuant to this clause (a)(i)), or (ii) at such time as during any one year period, individuals who at the beginning of such period constitute the Company's Board of Directors cease to be a majority of the Board of Directors and (b) with respect to the Company, at such time as CB Holdings ceases to own 100% of the issued and outstanding Capital Stock of the Company.

          "CHIEF FINANCIAL OFFICER" means the highest ranking officer of any company then in charge of the financial matters of such company.

          "COLLATERAL" means the capital stock of the Company.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" means the common stock of CB Holdings, par value $.01 per share.

          "COMPANY" means CB Commercial Real Estate Group, Inc., formerly known as Coldwell Banker Commercial Group, Inc.

          "COMPANY SECURITIES" means, collectively, any senior subordinated or subordinated indebtedness and any Capital Stock of the Company or any Capital Stock of CB Holdings.

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form annexed hereto as Exhibit II delivered to the Lender by the Company pursuant to subsection 5.1(c) of this Agreement.

          "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Operating Income, (ii) Consolidated Interest Expense (less that portion allocable to Capital Leases), (iii) provisions for taxes based on income, (iv) depreciation expense, (v) amortization expense, (vi) Consolidated Rental Payments and (vii) all other non-cash items (other than working capital) reducing Consolidated Net Operating Income, minus all non-cash items (other than working capital) increasing Consolidated Net Operating Income, all as determined on a consolidated basis for any Person and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED FIXED CHARGE RATIO" means the ratio, on a pro forma
                                                                  --- -----
basis, giving effect to any Indebtedness to be incurred as if it had been incurred on the first day of the four-fiscal-quarter period referred to in clause (i), of (i) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of any Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Ratio (the "Transaction Date") to (ii) the aggregate Consolidated Fixed Charges of such Person during such four fiscal quarters; provided that in making such computation, Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis
                                                                --- -----
and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

          "CONSOLIDATED FIXED CHARGES" of any Person means, for any period, the sum of the amounts for such period of (i) Consolidated Interest Expense (less that portion allocable to Capital Leases) and (ii) Consolidated Rental Payments, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" of any Person means, for any period, the aggregate Interest Expense of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, for any period taken as one accounting period, the net income (or loss) of any Person and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person
--------
(other than a Subsidiary of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) except to the extent includable pursuant to the foregoing clause (i), the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries, (iii) the income of any Subsidiary (other than Westmark and its Subsidiaries) to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (iv) any gains or losses attributable to Asset Sales. In determining the Consolidated Net Income of the Company, provision for tax payments by the Company shall be assumed to be made at the then effective corporate statutory tax rate.

          "CONSOLIDATED NET OPERATING INCOME" of any Person means, for any period taken as one accounting period, the aggregate Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent not otherwise excluded in calculating Consolidated Net Income) any net extraordinary gains and losses during such period except that no adjustment shall be made for extraordinary items consisting of income tax effects associated with net operating loss carry forwards incurred by such Person after the Funding Date.

          "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the Capital Stock (excluding any mandatorily redeemable preferred stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Company and its Subsidiaries on a consolidated basis calculated in conformity with GAAP.

          "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of the interest component of all rents paid under all Capital Leases and the interest component of all rents paid under all Operating Leases of the Company and its Subsidiaries as lessee (net of sublease income) that are not cancelable upon 30 days' or less notice by the lessee thereunder, all as determined on a consolidated basis in conformity with GAAP.

          "CONTESTED CLAIM" means any Tax, Indebtedness, Contingent Liability or other claim or liability, (i) the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) which has been bonded or for which adequate reserves, as required by GAAP, have been established and (iii) with respect to which any right to execute upon or sell any assets of the Company or its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed.

          "CONTINGENT LIABILITIES" means, as applied to any Person, any guaranties, endorsements, agreements to purchase or provide funds for the payment of obligations of others, or other liabilities which would be classified as contingent in accordance with GAAP.

          "CONTINGENT OBLIGATION" means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Indebtedness or other obligation or liability of another Person, including without limitation any direct or indirect guarantee of such Indebtedness, obligation or liability, endorsement (other than for collection or deposit in the ordinary course of business) thereof or discount or sale thereof by such Person with recourse to such Person, or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge of any such Indebtedness, obligation or liability (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth, solvency or financial condition of the other Person, (iii) to make payment for any products, property, securities or services regardless of non-delivery thereof, if the purpose of any agreement so to do is to provide assurance that another Person's Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of another Person's Indebtedness, obligation or liability will be protected (in whole or in part) against loss in respect thereof, or (iv) otherwise to assure or hold harmless the holders of Indebtedness or other obligation or liability or another Person against loss in respect thereof; provided, that indemnities given by the Company
                                 --------
or its Subsidiaries to employees or independent contractors in the ordinary course of business and consistent with past practices shall not be considered Contingent Obligations; provided, further, that the provisions in the By-laws of
                        --------  -------
the Company, its Subsidiaries or CB Holdings holding harmless and indemnifying their respective officers and directors shall not be considered Contingent Obligations so long as such provisions are not materially different from such provisions in the Company's By-laws in effect on the Effective Date; and provided, further, that the term "Contingent Obligation" shall not include any
--------  -------
obligation of the Company under any guaranty made by it with respect to obligations of a Mortgage Banking Subsidiary (as defined below) relating to unfunded mortgage loans, or any obligation of the Company or a Mortgage Banking Subsidiary under any indemnity made by the Company or a Mortgage Banking Subsidiary in a purchase and sale agreement with respect to any mortgage loan, which guaranty or indemnity is made, and which obligations are incurred, in connection with Mortgage Banking Activities (as defined below). The amount of any Contingent Obligation shall be an amount equal to the amount of the indebtedness, obligation or liability guaranteed or otherwise supported thereby. For purposes hereof, (x) "MORTGAGE BANKING ACTIVITIES" means the origination by the Company or a Mortgage Banking Subsidiary of mortgage loans in respect of commercial and multi-family residential real property, and the sale or assignment of such mortgage loans and the related mortgages to another Person (other than the Company or another of its Subsidiaries) within 60 days after the origination thereof, provided, however, that in each case prior to origination
                     --------  -------
of any mortgage loan, the Company or a Mortgage Banking Subsidiary, as the case may be, shall have entered into a legally binding and enforceable purchase and sale agreement, with respect to such mortgage loan with a Person that purchases such loans in the ordinary course of its business; and (y) "MORTGAGE BANKING SUBSIDIARY" means any Wholly-owned Subsidiary of the Company that is engaged in Mortgage Banking Activities.

          "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement, or other written instrument to which that Person is a party or by which it or any of its owned properties is bound or to which it or any of its owned properties is subject.

          "DEFERRED INTEREST" means all accrued and deferred interest under this Agreement and the Notes, of which $___________ remains outstanding as of the date hereof, and any and all interest which shall hereafter accrue and be deferred under this Agreement and the Notes.

          "DOLLARS" or the sign "$" means the lawful money of the United States of America.

          "EARN-OUT PAYMENT OBLIGATIONS" means, with respect to any Permitted Acquisition, the Westmark Acquisition and the Melody Acquisition, any and all deferred payment obligations (other than Permitted Seller Indebtedness) of the Company or any of its Subsidiaries incurred in connection therewith (including non-competition payments).

          "EFFECTIVE DATE" shall have the meaning set forth in Section 9.21.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

          "ERISA AFFILIATE" means any trade or business (whether or not unincorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of Section 414 of the Internal Revenue Code and the regulations thereunder.

          "ESTIMATED NET CASH PROCEEDS" means with respect to any Asset Sale, an amount equal to 90% of the amount estimated in good faith by the Company to be Net Cash Proceeds of Sale of such Asset Sale.

          "EVENT OF DEFAULT" means each of the events set forth in Section 7.1 of this Agreement.

          "EVENT OF ILLEGALITY" means that due to the adoption of, or any changes in, any applicable treaty, law, rule or regulation after the Effective Date or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable treaty, law, rule or regulation after the Effective Date, it becomes unlawful for the Lender to receive a payment in respect of this Agreement or any Note or to maintain the Loan.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "EXCLUDED JOINT VENTURE" means any Joint Venture in which the Company and its Subsidiaries, together, own 1% or less of the equity interests and any Joint Venture designated as an "Excluded Joint Venture" by the Company (which designation shall be made by written notice to the Lender at least 30 days prior to the proposed effective date of such designation) with the written consent of the Lender, which consent may be given or withheld in the sole discretion of the Lender.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries listed on Schedule B annexed hereto.

          "FULLY DILUTED BASIS" means the aggregate number of outstanding shares of Common Stock (assuming, for this purpose, exercise or conversion, or both, of all outstanding securities of CB Holdings that are exercisable or convertible into shares of Common Stock).

          "FUNDING DATE" means July 23, 1990.

          "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and cash flows, of the Company and its Subsidiaries, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such boards) in order to continue as a generally accepted accounting principle or practice may so be changed.

          "GUARANTEE" means the guarantee by the Guarantors of the Obligations pursuant to Article X of this Agreement.

          "GUARANTORS" means CB Holdings, CB Commercial, Inc., CB Commercial Real Estate Group of Iowa, Inc., CB Commercial Realty Advisors, Inc., CB Commercial Real Estate Services, Inc., CB Commercial Brokerage, Inc., Sutter Fremont Property Services, Inc., CB Commercial Real Estate Fund Management, Inc., CB Commercial Real Estate Management Services, Inc., CB Commercial Sutton & Towne, Inc., Henry Broderick, Inc., Sutton & Towne N.J., Inc., Sutter Fremont, Inc., CB Commercial Warehouse Property Corp., L.J. Melody & Company, and L.J. Melody & Company of California [VERIFY]

          "GUARANTY" means, with respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation:

          (a) agreements to purchase such Indebtedness or any property constituting security therefor;

          (b) agreements to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

          (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness;

          (d) letters or agreements commonly known as "comfort" or "keepwell" letters or agreements; or

          (e) any other agreements to assure the holder of the Indebtedness of the primary obligor against loss in respect thereof;

except that "guaranty" shall not include (i) the endorsement by a Person in the ordinary course of business of negotiable instruments or documents for deposit or collection or (ii) indemnities given by the Company or its Subsidiaries in brokerage, management and other agreements in the ordinary course of business substantially consistent with past practices.

          "HOLDINGS CAPITAL ACCUMLATION PLAN" means the CB Commercial Holdings, Inc. Capital Accumlation Plan, a plan intended to be qualified under Section 401(a) of the Internal Revenue Code, as in effect on the Effective Date.

          "INDEBTEDNESS" means, with respect to any Person, the aggregate amount of, without duplication, the following:

          (a)  all obligations for borrowed money;

          (b) all obligations evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations to pay the deferred purchase price of property or services, except Trade Payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case, not overdue, arising in the ordinary course of business;

          (d)  all Capital Lease obligations;

          (e) all obligations or liabilities of others secured by a lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed;

          (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and

          (g)  all guaranties and other Contingent Obligations.

          "INSOLVENCY OR LIQUIDATION PROCEEDING" means (i) any insolvency or bankruptcy case or proceeding (including any case under the Bankruptcy Code), or any receivership, liquidation, reorganization or other similar case or proceeding, relative to CB Holdings, the Company or any Guarantor or to their respective creditors, as such, or to their respective assets, or (ii) any liquidation, dissolution, reorganization or winding up of CB Holdings, the Company or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of CB Holdings, the Company or any Guarantor.

          "INTERCOMPANY INDEBTEDNESS" means any Indebtedness of the Company or any Subsidiary of the Company which, in the case of the Company, is owing to any Subsidiary of the Company and which, in the case of any such Subsidiary, is owing to the Company or any other Subsidiary of the Company.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of ___________, 1996 among the Lender, The Sumitomo Bank, Limited, as agent, CB Holdings and the Company as such agreement may hereafter may be amended, restated, supplemented or otherwise modified from time to time.

          "INTEREST EXPENSE" means, for any period, the consolidated interest charges paid or accrued by the Company or any of its Subsidiaries during such period (including imputed interest on Capital Lease obligations, but excluding amortization or write-off of debt discount and expense) on Indebtedness of the Company or any of its Subsidiaries.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor code or statute.

          "INVESTMENT" means, with respect to any Person, any direct, indirect or beneficial investment (other than Cash Equivalents), whether by means of share purchase, loan, advance, extension of credit (other than accounts receivable and trade credits arising in the ordinary course of business), capital contribution or otherwise, in or to such Person, the guaranty of any Indebtedness of such Person or the subordination of any claim against such Person to other Indebtedness of such Person or any direct or indirect purchase or other acquisition by that Person of Warehoused Real Property, through purchase or exchange for cash, securities or other property (including, without limitation, any distribution, upon liquidation or otherwise, of Warehoused Real Property to such Person by any partnership or other investment entity). The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment together with, in the case of a Permitted Acquisition, any related Earn-out Payment Obligations (in an amount equal to the maximum amount thereof, or if there is no prescribed maximum amount, then the greater of (x) the Company's reasonable estimate of its future liability with respect thereto (estimated on the basis of reasonable financial projections at the time of consummation of such Permitted Acquisition) and (y) the aggregate amount of payments actually made with respect thereto), but excluding any amounts capitalized in accordance with GAAP to reflect probable severance, office closing and similar payments and expenses, less in the case of the Warehoused
                                           ----
Real Property, the amount of any Non-Recourse Debt incurred by such Person in connection therewith and (to the extent included in the cost thereof) Non-Recourse Debt to which such Warehoused Real Property is subject at the time of the acquisition thereof. Notwithstanding the foregoing, any promissory note issued by the Company or any of its Subsidiaries to fund the general partner's capital contribution in an investment partnership or other pooled investment vehicle of which the Company or any of its Subsidiaries is the general partner and which partnership or other investment vehicle is engaged solely in the business of acquiring, holding and disposing of Real Property shall not be deemed to be an Investment unless and until the aggregate amount of principal and interest payments made under such promissory note by such general partner exceeds the aggregate amount of such general partner's partnership distributions and management fees received as of the date of determination. In such event, the entire principal amount of such promissory note shall be deemed an Investment for purposes of Section 6.11 and shall remain an Investment until the aggregate amount of partnership distributions and management fees received by such general partner exceeds the aggregate amount of principal and interest paid by such general partner on such promissory note for 18 consecutive months; provided, that an Event of Default shall not be deemed to
                    --------
have resulted from a violation of Section 6.11 solely from the operation of the immediately preceding sentence. The term "Investment" shall not include (i) customary loans or advances (including draw payments) to employees of the Company or its Subsidiaries, (ii) notes for deferred sales or leasing commissions received by the Company or its Subsidiaries in the ordinary course of business and substantially consistent with past practices or (iii) any investment by the Company in or with respect to C.B. Commercial Acquisition Associates, Inc. in an aggregate amount not in excess of $187,000.

          "IPO" means the initial public offering of Common Stock of CB Holdings underwritten by ___________________________ and as further described in the prospectus of CB Holdings dated as of November __, 1996.

          "IPO NET PROCEEDS" shall mean the cash proceeds received by or for the account of the CB Holdings or any of its Subsidiaries attributable to the IPO minus amounts expended in connection with the IPO for (a) underwriters' discounts and commissions, (b) prospectus and stock certificate printing and distribution fees, (c) fees and reimbursed expenses of the Company's counsel and independent public accountants, (d) fees and reimbursed expenses of the underwriters' counsel relating to compliance with the blue sky laws of the various states, (e) fees and reimbursed expenses of counsel to the Senior Agent, and minus the Revolving Credit Facility A Extension Fee and the Term Loan Extension Fee (such terms as defined in the Senior Credit Agreement).

          "JOINT VENTURE" means a joint venture partnership or other similar arrangement between or among the Company or any of its Subsidiaries on one hand, and another Person or Persons that is or are not Affiliates with the Company or any of its Subsidiaries, on the other hand, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form,
                  --------
such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "LAWS" means all applicable statutes, laws, ordinances, regulations, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

          "LENDER" means Sumitomo Finance (Dublin) Limited, a limited liability company organized and existing under the Laws of the Republic of Ireland or its successors and assigns pursuant to the provisions of this Agreement.

          "LETTER AGREEMENT" has the meaning ascribed to such term in Section
2.4 of this Agreement.

          "LIBOR" means, for any LIBOR Interest Period, the rate at which deposits in Dollars are offered by the Reference Bank at approximately 11:00 A.M., London Time, on the day which is two London Banking Days preceding the first day of such LIBOR Interest Period to prime banks in the London interbank market for a period equal to such LIBOR Interest Period and in the same or approximately the same amount as the Loan. For the purposes of this definition, the term "London Banking Day" shall mean any day on which dealings in deposits in Dollars are transacted in the London interbank market.

          "LIBOR INTEREST PERIOD" means the period commencing as of June 30, 1994 and having a duration of three months, and, thereafter, each subsequent period commencing on the last day of the then current LIBOR Interest Period and having a duration of three months, except that (i) each LIBOR Interest Period
                                   ------
which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day would fall in a succeeding calendar month, the next preceding Business Day, (ii) if any LIBOR Interest Period commences on the last day of a calendar month and there is no corresponding day in the month in which such LIBOR Interest Period would otherwise end, such LIBOR Interest Period shall end on the last day of such succeeding calendar month and (iii) if any LIBOR Interest Period would otherwise end after the date on which the principal of the Loan is to be repaid pursuant to Section 2.2 of this Agreement, such LIBOR Interest Period shall end on such principal repayment date. Notwithstanding the foregoing, the duration of LIBOR Interest Periods for purposes of determining the Post-Default Rate for the Loan or interest thereon shall be selected by the Lender at the commencement of each such LIBOR Interest Period.

          "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "LITIGATION" means any proceeding, claim, lawsuit and/or investigation conducted or overtly threatened by or before any Tribunal.

          "LOAN" shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Letter Agreement, the Stock Pledge Agreement and all schedules and exhibits hereto and thereto.

          "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means any circumstance or event which (i) could have any material adverse effect whatsoever upon the validity, performance by the Company, perfection or enforceability of any Loan Document, (ii) is material and adverse to the financial condition or business operations of the Company and its Subsidiaries, taken as a whole, or (iii) could materially impair the ability of the Company to fulfill its obligations under the Loan Documents.

          "MATERIAL SUBSIDIARY" means each Subsidiary of the Company now existing or hereafter acquired or formed by the Company which (x) for the most recent fiscal year of the

Company, accounted for more than 10% of the consolidated revenues of the Company, or (y) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company.

          "MELODY" means L.J. Melody & Company, a Texas corporation that is a Wholly-owned Subsidiary of the Company.

          "MELODY ACQUISITION" means, collectively, (i) the purchase by CB Commercial Mortgage Company, Inc., a California corporation that is a Wholly-owned Subsidiary of the Company ("CB Mortgage"), of (x) all of the issued and outstanding capital stock of Melody pursuant to and in accordance with the terms of the Melody Stock Purchase Agreement and (y) all of the issued and outstanding capital stock of Melody California pursuant to and in accordance with the terms of the Melody California Stock Purchase Agreement, and (ii) consummation of the merger (the "Melody Merger") of CB Mortgage with and into Melody, pursuant to and in accordance with the terms of the Melody Merger Agreement and the subsequent merger of Melody California with and into Melody.

          "MELODY ACQUISITION DOCUMENTS" means, collectively, the Melody Stock Purchase Agreement, the Melody California Stock Purchase Agreement, the Melody Merger Agreement and each agreement, document and instrument ancillary thereto entered into in connection therewith, in each case together with all schedules and exhibits thereto.

          "MELODY CALIFORNIA" means L.J. Melody & Company of California, a Texas corporation that is a wholly-owned subsidiary of Melody.

          "MELODY CALIFORNIA STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of June 27, 1996, among the Company, CB Mortgage and the Melody Stockholders party thereto, and all schedules and exhibits thereto, as in effect on the Amendment Effective Date (as defined in Amendment No. 4 to Senior Subordinated Credit Agreement dated as of June 30, 1996 (the "FOURTH AMENDMENT")).

          "MELODY LOAN ARBITRAGE FACILITY" means a credit facility provided to Melody by any depository bank in which Melody deposits payments made on mortgage loans for which Melody is servicer prior to distribution of such payments to or for the benefit of the holders of such loans, so long as (i) Melody applies all proceeds of loans made under such credit facility to purchase Permitted Investments, and (ii) all Permitted Investments purchased by Melody with the proceeds of loans thereunder (and proceeds thereof and distribution thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

          "MELODY MERGER AGREEMENT" means the Agreement and Plan of Merger between CB Mortgage and Melody providing for the merger of CB Mortgage with and into Melody, and the articles or certificate of merger, if any, required to be in the office of the secretary of state, or other public official, in any jurisdiction in order to effect the Melody Merger.

          "MELODY MORTGAGE WAREHOUSING FACILITY" means the credit facility provided by Residential Funding Corporation ("RFC") or any substantially similar facility, pursuant to which RFC or another lender makes loans to Melody, the proceeds of which loans are applied by Melody to fund commercial mortgage loans originated and owned by Melody subject to an unconditional, irrevocable commitment to purchase such mortgage loans by the Federal Home Loan Mortgage Corporation so long as loans made by RFC or such other Lender to Melody thereunder are secured by a pledge of commercial mortgage loans made by Melody with the proceeds of such loans, and RFC or such other lender has a perfected first priority security interest therein, to secure loans made under such credit facility.

          "MELODY PERMITTED INDEBTEDNESS" means Indebtedness of Melody under the Melody Loan Arbitrage Facility, the Melody Mortgage Warehousing Facility and the Melody Working Capital Facility, and in respect of the Melody Seller Senior Notes and the Melody Seller Contingent Notes.

          "MELODY SELLER CONTINGENT NOTES" means the Contingent Promissory Notes due July 1, 2001 issued by CB Mortgage to the Melody Stockholders, in substantially the form attached as Exhibit B to the Melody Stock Purchase Agreement, in an aggregate principal amount not in excess, at any time, of $3,000,000 less the aggregate amount of payments of principal thereof required
           ----
to be made in respect thereof at or prior to such time in accordance with the terms thereof.

          "MELODY SELLER SENIOR NOTES" means the Senior Promissory Notes due July 1, 1998 issued by CB Mortgage to the Melody Stockholders, in substantially the form attached as Exhibit A to the Melody Stock Purchase Agreement, in an aggregate principal amount not in excess, at any time, of $3,000,00 less the
                                                                    ----
aggregate amount of payments of principal required to be made in respect thereof at or prior to such time in accordance with the terms thereof.

          "MELODY STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of June 27, 1996 among the Company, CB Mortgage and the Melody Stockholders party thereto, and all schedules and exhibits thereto, as in effect on the Amendment Effective Date (as defined in the Fourth Amendment).

          "MELODY STOCKHOLDERS" means, together, Lawrence J. Melody and John M. Bradley.

          "MELODY WORKING CAPITAL FACILITY" means a credit facility provided by a financial institution to Melody, so long as (i) the proceeds of loans thereunder are applied only to provide working capital to Melody, (ii) loans under such credit facility are unsecured, and (iii) the aggregate principal amount of loans outstanding under such credit facility at no time exceeds $1,000,000.

          "MULTI-EMPLOYER PLAN" means a Pension Plan which is a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA.

          "NET CASH PROCEEDS OF SALE" means cash payments (including Cash Equivalents and any cash received by way of deferred payment pursuant to a note receivable or otherwise (other than the portion of such deferred payment constituting interest, which shall be deemed not to constitute Net Cash Proceeds of Sale), but only as and when so received) received from an Asset Sale, net of costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness other than the Loan required to be repaid under the terms thereof as a result of such Asset Sale), taxes to be paid as a result thereof and any amount required to be paid to any Person (other than the Company or any of its Subsidiaries) owning a beneficial interest in the assets disposed of in such Asset Sale.

          "NON-RECOURSE DEBT" means Indebtedness which is incurred in connection with the acquisition of Warehoused Real Property as to which, subject to customary exceptions, (i) the creditor's sole recourse is to the land, improvements, fixtures and any personal property attached to or used in connection with such land, improvements and fixtures which secure such Indebtedness and not to any other assets owned by CB Holdings, the Company or its Subsidiaries and (ii) the failure to pay or acceleration thereof would not give rise to the right of cross-default or cross-acceleration on the part of holders of other Indebtedness in an amount in excess of $2,500,000 created on or after April 18, 1989; provided, however, Non-Recourse Debt within this
                      --------  -------
definition shall not cease to be Non-Recourse Debt if the amount of such other Indebtedness is in excess of $2,500,000, so long as such Indebtedness, at least to the extent of such excess, is paid or otherwise discharged or the agreement or instrument evidencing such Indebtedness is amended to eliminate such right of cross-default or cross-acceleration within 30 days after the incurrence of such Indebtedness.

          "NOTES" means the promissory notes of the Company evidencing the Loan (including any Deferred Interest).

          "OBLIGATIONS" means all obligations of every nature of the Company from time to time owed to the Lender under the Loan Documents.

          "OFFERING CLOSING DATE" the date on which the IPO is consummated and the IPO raises at least $65,000,000 of IPO Net Proceeds.

          "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer; provided that every Officers' Certificate
                                    --------
with respect to the compliance with the conditions precedent or the terms hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the Lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease under which that Person is the lessor.

          "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

          "PENSION PLAN" means an employee pension benefit plan as defined in
Section 3(2) of ERISA maintained or contributed to by one or more of the Company or its Subsidiaries for employees of one or more of the Company or its Subsidiaries or ERISA Affiliates, and which is subject to the provisions of Title IV of ERISA.

          "PERMITTED ACQUISITIONS" means the acquisition by the Company or any of its Subsidiaries after the Effective Date of assets constituting an entire business or division of any Person that is not already a Subsidiary of the Company or any of its Subsidiaries, or the acquisition by Company or any of its Subsidiaries of 100% of the Capital Stock (except for directors' qualifying shares) of any such Person, including by any merger or consolidation permitted under Section 6.6 of this Agreement, so long as (i) such acquisition and all transactions related thereto are consummated in accordance with applicable law;
(ii) such acquisition, in the case of a Permitted Acquisition of capital stock, results in such domestic corporation becoming a Wholly-Owned Subsidiary; (iii) the Company shall have delivered to the Senior Agent (and a copy to the Lender) a certificate demonstrating in reasonable detail compliance with Sections 6.01, 6.02, 6.03, 6.04, 6.05 and 6.06 of the Senior Credit Agreement (and if no loan under the Senior Credit Agreement is outstanding, then the Company shall have delivered a certificate to Lender demonstrating in reasonable detail compliance with Article 6 hereof) that immediately after giving effect to such acquisition and giving pro forma effect thereto as if such acquisition had been consummated, and any Indebtedness incurred in connection therewith had been incurred, on the first day of the period of four consecutive fiscal quarters most recently ended prior to the date on which such acquisition is completed (iv) no Capital Stock or other assets acquired in connection with such acquisition shall be subject to any lien (other than liens permitted by Section 6.5 of this Agreement); and (v) no Default or Event of Default shall have occurred and be continuing on the date such acquisition is completed or shall result therefrom.

          "PERMITTED ENCUMBRANCES" means the following types of Liens:

          (i) Liens granted to the lender or lenders, or an agent on their behalf, securing any Senior Credit Agreement Obligations, (ii) Liens granted pursuant to the Stock Pledge Agreement, (iii) Liens in existence on the date hereof described on Schedule C annexed hereto and renewals and extensions thereof so long as the Indebtedness secured thereby and the interest rate payable thereon is not increased or the maturity shortened (except to the extent set forth on such Schedule C), (iv) Liens imposed by mandatory provisions of Law such as carrier's, materialmen's, mechanics', warehousemen's, landlord's and other like Liens arising in the ordinary course of business, securing Indebtedness not yet due or which arise out of or in connection with a Contested Claim or Liens or exceptions which arise under any real property leases, (v) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim, (vi) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, pensions and other types of social security, or to secure the performance of statutory obligations, surety and appeal bonds, bids, the payment of taxes, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of Indebtedness), (vii) title exceptions consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended, and none of which are materially violated by existing or proposed structures or land use, (viii) title exceptions which would customarily be shown on an ALTA/ACSM land title "as-built" survey, (ix) Permitted Purchase Money Liens, (x) Liens and exceptions on mortgage title policies, (xi) Liens securing Senior Debt, including Liens granted to qualify Indebtedness as Senior Debt,
(xii) non-consensual Liens not otherwise permitted hereby that are removed, bonded or stayed within 60 days after attachment thereof, (xiii) other Liens permitted under Section 6.01 of the Senior Credit Agreement as in effect on the date hereof, and (xiv) in addition to Liens permitted by clauses (i) through
(xiii), Liens in an aggregate amount not to exceed $100,000 at any time outstanding.

          "PERMITTED INVESTMENTS" means (i) marketable direct obligations issued by the United States Government and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) commercial paper having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iv) certificates of deposit, other time deposits, and bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank operating under the laws of the United States of America or any state thereof or the District of Columbia which has combined capital and surplus of not less than $500,000,000, (v) institutional money market funds organized under the laws of the United States of America or any state thereof that invest solely in any of the Investments permitted under clauses (i), (ii), (iii) and (iv) hereof, or (vi) repurchase agreements with respect to Investments permitted under clause (i) or (ii) with counterparties acceptable to the Lender.

          "PERMITTED PURCHASE MONEY INDEBTEDNESS" means (i) purchase money Indebtedness (other than Indebtedness pursuant to Permitted Acquisitions) created after the date hereof secured by a Permitted Purchase Money Lien and Capital Leases, not to exceed $3,000,000 in the aggregate for the Company and all its Subsidiaries at any time outstanding, and (ii) purchase money Indebtedness existing on the date hereof described on Schedule B annexed hereto.

          "PERMITTED PURCHASE MONEY LIEN" means any purchase money Lien on real estate, motor vehicles, equipment and other assets acquired or built by the Company or any of its Subsidiaries (a "Purchase Money Lien"); provided, however,
                                                              --------  -------
that: (i) the transaction in which any Purchase Money Lien is proposed to be created is not then prohibited by this

Agreement; (ii) any Purchase Money Lien shall attach only to the asset acquired or built in such transaction and shall not extend to or cover any other assets of the Company or any of its Subsidiaries; (iii) the Indebtedness secured or covered by any Purchase Money Lien shall not exceed the cost to the Company or any of its Subsidiaries of the asset acquired or built; (iv) the aggregate outstanding principal amount of all Indebtedness created after the date hereof secured by Purchase Money Liens (other than pursuant to Permitted Acquisitions) shall not at any time exceed $3,000,000; and (v) such Indebtedness is either (x) incurred within 12 months following the date of the acquisition or completion of the property or asset so acquired or (y) incurred for the purpose of refinancing or refunding any Indebtedness secured by a Permitted Purchase Money Lien provided the unpaid balance is not increased.

          "PERMITTED REFINANCING INDEBTEDNESS" means Indebtedness of the Company all the proceeds of which are used to repay or prepay the Senior Credit Agreement Obligations and other Indebtedness (which other Indebtedness shall not exceed $20,000,000 in the aggregate at any time outstanding) then permitted under Section 6.1(xvi). In addition to the foregoing, Permitted Refinancing Indebtedness shall also include Indebtedness in an amount equal to the amount then available under the Revolving Credit Commitment (as such term is defined in the Senior Credit Agreement) whether under the Senior Credit Agreement or any other agreement which replaces such agreement at the time such Indebtedness is incurred and any amount then available under Section 6.1(ii) of this Agreement.

          "PERMITTED SELLER INDEBTEDNESS" means Indebtedness of the Company or a Subsidiary of the Company incurred to finance, a Permitted Acquisition, owing to the Seller therein and constituting a portion of the aggregate consideration paid with respect to such Permitted Acquisition; provided, that (x) such Indebtedness shall not be guaranteed by any other Subsidiary of the Company, and
(y) unless (i) such Permitted Acquisition consists of an acquisition of a business or assets directly by the Company, or (ii) the acquired Subsidiary (or, in the case of a Permitted Acquisition involving the acquisition of assets, the acquiring Subsidiary) has executed and delivered to the Lender the Guarantee, any such Indebtedness shall constitute the obligation only of the Subsidiary of the Company acquired or formed in connection with the related Permitted Acquisition, and shall not be guaranteed by the Company.

          "PERMITTED TAX PAYMENT" means for any taxable year of the Company in which it joins in filing a consolidated federal income tax return with CB Holdings, a payment by the Company to CB Holdings in an amount not in excess of the lesser of (i) the separate return federal income tax liability (if any) of the affiliated group (within the meaning of Section 1504 of the Code) of which the Company would be the parent (the "Company Group") if it were not a member of another affiliated group for that or any other taxable year, and (ii) the portion of the actual tax liability (if any) of the affiliated group of which the Company is actually a member (the "CB Holdings Group") for such year allocable to the Company Group under the rules set forth in Section 1552(a)(1) of the Code and the Treasury Regulations promulgated thereunder; provided that
                                                                 --------
such payment can be made by the Company no earlier than the date on which the CB Holdings Group is required to make federal income tax payments for such year to the Internal Revenue Service; and provided, further, that for purposes of clause
                                  --------  -------
(ii) above, actual tax liability of the CB Holdings Group shall be computed without regard to any income, gain, loss, deduction or credit generated by a corporation other than CB Holdings, the Company or a Subsidiary of the Company. In the event that CB Holdings and any member of the Company Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns, then "Permitted Tax Payment" shall include payments with respect to such state or local income or franchise taxes determined in a manner as similar as possible to that provided in the preceding sentence for federal income taxes.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA maintained or contributed to by the Company or any of its Subsidiaries for employees of the Company or any of its Subsidiaries.

          "POST DEFAULT RATE" means in respect of any amount payable hereunder or under the Notes not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum for each day during the period (the "Default Period") commencing on the due date of such amount until such amount shall be paid in full equal to two percentage points (2%) above the Applicable LIBOR Margin plus LIBOR for such LIBOR Interest Periods during the Default Period of up to three months' duration as the Lender shall select for the Loan (the interest rate to be recalculated as aforesaid and adjusted at the end of each such LIBOR Interest Period for the next succeeding such LIBOR Interest Period selected by the Lender).

          "POTENTIAL EVENT OF DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "PREFERRED STOCK" means the preferred stock of CB Holdings.

          "REAL PROPERTY" means, with respect to any Person, each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by such Person.

          "REFERENCE BANK" means the principal London branch of The Sumitomo Bank, Limited, or such other leading bank as shall be designated from time to time by the Lender and which shall be reasonably satisfactory to the Company.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect on the date hereof.

          "REGULATORY CHANGE" shall have the meaning ascribed to it in Section
2.12 of this Agreement.

          "REPORTABLE EVENT" has the meaning set forth in Section 4043 of ERISA, but excluding any event for which the 30-day notice requirement has been waived by applicable regulations of the PBGC.

          "REPORTING SUBSIDIARY" means any Subsidiary of the Company that has, on any date of determination, total assets in excess of $25,000 or total liabilities in excess of $50,000, as determined in accordance with GAAP.

          "RESTATED NOTE" means the promissory note attached hereto as Exhibit I-A.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock of the Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) loans or advances by the Company to the holders of its Capital Stock, (iii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Capital Stock of the Company now or hereafter outstanding, and (iv) any prepayment of principal, optional redemption, purchase, retirement prior to stated maturity, defeasance, or similar optional payment with respect to, any Subordinated Indebtedness.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SENIOR AGENT" means The Sumitomo Bank, Limited, as agent or lender under the Senior Credit Agreement, or any successor agent thereunder or under any agreement governing Permitted Refinancing Indebtedness or, in the absence of such agent, the lender holding all or the greatest portion of the Indebtedness thereunder.

          "SENIOR CREDIT AGREEMENT" means the Third Amended and Restated Senior Secured Credit Agreement dated as of November __, 1996, and originally entered into as of April 18, 1989, as amended and restated in its entirety as of October 10, 1991, as further amended and restated in its entirety as of June 30, 1994, between the Company and The Sumitomo Bank, Limited, as lender, and the Loan Documents (as defined therein), and as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

          "SENIOR CREDIT AGREEMENT NOTES" means the Company's promissory notes issued pursuant to the Senior Credit Agreement.

          "SENIOR CREDIT AGREEMENT OBLIGATIONS" means the "Obligations" as defined in the Senior Credit Agreement and all Permitted Refinancing Indebtedness.

          "SENIOR DEBT" or "SENIOR INDEBTEDNESS" means collectively, Senior Debt of the Company and Senior Debt of the Guarantors. All interest accrued on any Senior Indebtedness, in accordance with and at the contract rate specified in the agreement or instrument creating, evidencing or governing such Senior Indebtedness, shall constitute Senior Indebtedness for periods both before and after the commencement of any Insolvency or Liquidation Proceeding, even if the claim for such interest is not allowed pursuant to applicable law. To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company or the Guarantors, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          "SENIOR DEBT OF THE COMPANY" means all Indebtedness and other obligations specified below payable directly or indirectly by the Company from time to time outstanding, whether now existing or hereafter arising, fixed or contingent, due or not due, liquidated or not liquidated, determined or undetermined:

          (1) the principal of and interest on all loans and other extensions of credit under the Senior Credit Agreement and any other agreement or instrument providing for, evidencing or securing any Permitted Refinancing Indebtedness or any other loans or extensions of credit by the lender or lenders thereunder which are permitted to be incurred under Section 6.1 (including in each case any amendment, renewal, supplement, extension, refinancing, restructuring, refunding or other modification thereof) and all premiums, expenses, fees, reimbursements, indemnities and other amounts owing by the Company pursuant to the Senior Credit Agreement and any such other agreement or instrument; and

          (2) any other Indebtedness of the Company permitted to be incurred under Section 6.1 (except to the extent excluded below); provided, however,
                                                              --------  -------
     that the Indebtedness under this clause (2) shall constitute Senior Debt of the Company only to the extent such Indebtedness is fully and adequately secured; provided, further, however, that such Indebtedness shall not cease
              --------  -------  -------
     to be fully and adequately secured merely because of the occurrence of an unanticipated diminution in value of the collateral; and provided, further,
                                                              --------  -------
     that such collateral shall be deemed fully and adequately secured if the Company delivers an Officers' Certificate certifying that such Indebtedness is fully and adequately secured. "Senior Debt of the Company" shall not include (a) any Indebtedness of the Company to a Subsidiary of the Company or to any other Affiliate (which shall not include The Sumitomo Bank, Limited or any other financial institution that may be a lender under the Senior Credit Agreement or under any agreement or instrument governing, evidencing or securing any Permitted Refinancing Indebtedness) of the Company or any of its Subsidiaries (or an Affiliate of any Affiliate of the Company or any of its Subsidiaries); (b) any Trade Payable, even if overdue; (c) any Indebtedness of the Company that by its terms or by the terms of the instrument creating, governing or evidencing such Indebtedness expressly provides that such Indebtedness is pari passu or subordinated in
                                                  ---- -----
     right of payment to the Notes or any Indebtedness which by its terms is subordinated to any other Indebtedness of the Company; (d) any obligation of the Company arising from redeemable Capital Stock of the Company; (e) any amounts or other obligations under or relating to any Operating Lease;
     (f) any liability for federal,
     state, local or other taxes, or other governmental charges or claims of whatever nature, owed or owing by the Company; (g) any Indebtedness or other obligations (x) owing, directly or indirectly, to any Person under or in respect of any employee benefit plan, whether pursuant to ERISA, or otherwise, or (y) owing, directly or indirectly, to employees; (h) any amounts owing under any promissory note issued by the Company or any of its Subsidiaries to fund the general partner's capital contribution in an investment partnership or other pooled investment vehicle of which the Company or any such Subsidiary is the general partner and which partnership or other investment vehicle is engaged solely in the business of acquiring, holding and disposing of Real Property; and (i) any Indebtedness with respect to which recourse to the Company or its assets is limited in any manner; provided, however, that in no event shall any Indebtedness or
             --------  -------
     obligations described in clause (1) be excluded from Senior Indebtedness pursuant to this sentence.

          "SENIOR DEBT OF THE GUARANTORS" means all Indebtedness and other monetary obligations under a guarantee, security agreement, mortgage, deed of trust or other agreement or instrument executed by a Guarantor (or any other Subsidiary or Affiliate of the Company) from time to time outstanding in respect of the payment or performance of Indebtedness or other obligations included in Senior Debt of the Company, whether now existing or hereafter arising, fixed or contingent, due or not due, liquidated or not liquidated, determined or undetermined, including in each case any amendment, renewal, supplement, extension, refinancing, restructuring, refunding or modification thereof.

          "SENIOR REVOLVING CREDIT FACILITY B TERMINATION DATE" means December 31, [1999] or such earlier date as Senior Revolving Credit Facility B may be terminated or canceled pursuant to the Senior Credit Agreement.

          "STOCK PLEDGE AGREEMENT" means the Stock Pledge Agreement dated as of the Funding Date between CB Holdings and the Lender, pursuant to which, inter
                                                                        -----
alia, CB Holdings shall grant a lien on the Collateral to the Lender and all
----
holders of any Note, subject only to the first priority lien granted to the lenders under the Senior Credit Agreement (or to the lenders under any other agreement providing for Permitted Refinancing Indebtedness), in the form of
Exhibit V hereto, as such Stock Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company which is subordinated in right of payment to the Loan and the Notes at least to the same extent as the Loan and the Notes are subordinated to Senior Debt.

          "SUBSIDIARY" means any corporation or other entity (i) of which more than fifty percent (50%) of the total voting power of the shares of capital stock or other securities or other ownership interests entitled to vote in the election of the Board of Directors or other persons performing similar functions are at any time directly or indirectly owned by the Company or (ii) of which more than fifty percent (50%) of the outstanding shares of stock of any class (or of any other class of ownership interests), is owned, beneficially or of record, directly or indirectly, by the Company or any of its Subsidiaries; provided, however, that the term "Subsidiary" shall
--------  -------
not include any of the Persons set forth on Schedule 1.01(c) to the Senior Credit Agreement (as in effect on the date hereof).

          "TAXES" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any Law or any Tribunal.

          "TRADEMARKS" means trademarks, servicemarks and trade names, all registrations and applications to register such trademarks, servicemarks and trade names and all renewals thereof, and the goodwill of the business associated with or relating to such trademarks, servicemarks and trade names, including, without limitation, any and all licenses and rights granted to use any trademark, servicemark or trade name owned by any other person.

          "TRADE PAYABLES" of any Person means accounts payable and other similar accrued current liabilities in respect of such obligations or any other indebtedness or monetary obligations to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

          "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any other jurisdiction or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing or political subdivision thereof.

          "UNITED STATES" means the United States of America and its territories and possessions.

          "UNITED STATES PERSON" means any citizen or resident of the United States, any corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, and any estate or trust which is subject to United States Federal income taxation regardless of the source of its income.

          "WAREHOUSED REAL PROPERTY" means Real Property acquired by the Company or any of its Wholly-owned Subsidiaries with the intention of selling or transferring such Real Property to any Person, including, but not limited to, a partnership of which the Company or one of its Wholly-owned Subsidiaries is a general or limited partner or other investment entity in which the Company or any of its Subsidiaries has an interest or which is managed by the Company or any of its Subsidiaries. Warehoused Real Property shall also include the Real Property identified in Schedule G hereto.

          "WESTMARK" means Westmark Realty Advisors L.L.C., a Delaware limited liability company.

          "WESTMARK ACQUISITION AGREEMENT" means the Purchase Agreement dated as of May 15, 1995 among Westmark Acquisition Partnership, the Company, and Vincent F.

Martin, Jr., Stanton H. Zarrow, Bruce L. Ludwig, Sol L. Rabin, Roger C. Schultz and certain other individuals (together the "WESTMARK SELLERS"), and all schedules and exhibits thereto, as in effect on the Amendment Effective Date (as defined in the Limited Waiver, Consent and Amendment No. 3 hereto dated as of June 30, 1995 (the "THIRD AMENDMENT")).

          "WESTMARK ACQUISITION DOCUMENTS" means, collectively, the Westmark Acquisition Partnership Agreement, the Westmark Acquisition Agreement, the Realty Advisors Management Agreement, and the Westmark Subordinated Credit Agreement and each agreement ancillary thereto entered into in connection with the Closing (as defined in the Westmark Acquisition Agreement), in each case together with all schedules and exhibits thereto.

          "WESTMARK ACQUISITION PARTNERSHIP" means Westmark Real Estate Acquisition Partnership, L.P., a Delaware limited partnership formed pursuant to the Agreement of Limited Partnership of Westmark Real Estate Acquisition Partnership, L.P. dated as of May 15, 1995 (the "WESTMARK ACQUISITION PARTNERSHIP AGREEMENT") between the Company, as sole general partner, and the Citicorp Affiliate, as limited partner.

          "WESTMARK EARN-OUT PAYMENTS" means payments of the Supplemental Purchase Price (as defined in the Westmark Acquisition Agreement) made or required to be made by Westmark Acquisition Partnership pursuant to the Westmark Acquisition Agreement and payments under the Incentive Compensation Plan established pursuant to Section 9.17 of the Westmark Acquisition Agreement and as in effect on the Closing Date (as defined in the Westmark Acquisition Agreement).

          "WESTMARK SELLER FINANCING" means the aggregate portion of the Initial Purchase Price deferred by the Westmark Sellers pursuant to Sections 2.6(a) and 2.7(a) of the Westmark Acquisition Agreement.

          "WESTMARK SUBORDINATED DEBT" means Indebtedness of Westmark Acquisition Partnership to the Citicorp Affiliate in an amount not in excess of $10,000,000 in aggregate principal amount, together with accrued and unpaid interest thereon (including any such interest that is capitalized or paid-in-kind by issuance of additional promissory notes), incurred by Westmark Acquisition Partnership pursuant to the Senior Subordinated Credit Agreement dated as of June 30, 1995 (the "WESTMARK SUBORDINATED CREDIT AGREEMENT") between Westmark Acquisition Partnership and the Citicorp Affiliate, as in effect on the Amendment Effective Date (as defined in the Third Amendment).

          "WHOLLY-OWNED SUBSIDIARY" means any corporation, association or other business entity of which 100% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          Section 1.2  Accounting Terms
                       ----------------

          For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          Section 1.3  Other Definitional Provisions; Anniversaries
                       --------------------------------------------

          Reference to "Sections" and "Subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. For purposes of this Agreement, a monthly anniversary of the Funding Date shall occur on the same day of the applicable month as the day of the month on which the Funding Date occurred; provided that if the applicable month has no
                                    --------
such day (i.e., 29, 30 or 31), the monthly anniversary shall be deemed to occur
          ----
on the last day of the applicable month.


                                   ARTICLE II

                                 LOAN AND NOTE


          Section 2.1  Loan and Note.
                       -------------

          The Lender made a loan to the Company on the Funding Date in the original principal amount of $62,000,000, the entire principal amount of which remains outstanding as of the date hereof, and the Company has Deferred Interest on such principal amount owing to the Lender in the aggregate amount of $___________, which remains outstanding as of the date hereof (together with any Deferred Interest hereafter arising hereunder, collectively, the "Loan").

          The Loan shall be evidenced by a promissory note of the Company such note to be substantially in the form of Exhibit I-A hereto (the "Term Note"), dated as of the Effective Date, payable to the order of the Lender and in the principal amount of $62,000,000 and by a note of the Company such note to be substantially in form of Exhibit I-B hereto (the "Payment-in-Kind Note") dated as of the Effective Date. Such notes shall be payable to the order of the Lender, duly completed, executed and delivered by the Company, as borrower.

          Section 2.2  Payment of Loan.
                       ---------------

          The Loan and all other amounts owed hereunder with respect to the Loan shall be paid in full by July 23, 2002, unless earlier prepaid in accordance with the terms of this Agreement.

          In addition to the prepayment or repayment of the obligations under the Payment-In-Kind Note required as a condition precedent under Article III hereof, all remaining obligations of the Company represented by the Payment-In-Kind Note (including any interest accrued to date thereon) shall be paid in cash on the earlier of (i) the 91st day after the Senior Loan Repayment Date (as defined below) and (ii) any day on which any principal on the Loan is payable hereunder (whether at stated maturity, by acceleration, prepayment or offer to purchase or otherwise, any such day being a "Principal Paying Day").

          Section 2.3  Interest on the Loan
                       --------------------

          (a) The Company hereby promises to pay to the Lender interest on the unpaid principal amount of the Loan, as provided in clauses (i), (ii) and (iii) below, until all principal (including compounded interest pursuant to clause
(ii) below) shall have been paid in full, at a rate equal to LIBOR for the relevant LIBOR Interest Period plus the Applicable LIBOR Margin for such period.

                    (i) All interest on the Loan (including interest on any Deferred Interest) which becomes due and payable (i.e. on the last day
                                                            ----
          of each LIBOR Interest Period) on or after the earlier of (x) the Offering Closing Date and (y) January 1, 1997, shall be paid in cash at the Applicable LIBOR Based Rate on the last day of each LIBOR Interest Period.

                    (ii) All interest on the Loan (including interest on any Deferred Interest) accrued and payable in excess of the interest computed at the Applicable LIBOR Based Rate shall (x) until the Senior Loan Repayment Date (as defined below), not be paid in cash and shall be compounded quarterly on the last day of each LIBOR Interest Period, and all such accrued and deferred interest (including any Deferred Interest thereon) shall be paid in cash on the 91st day after the Senior Loan Repayment Date and on any Principal Paying Day; and (y) for periods from and after the Senior Loan Repayment Date, be fully paid in cash on the last day of each LIBOR Interest Period and on any Principal Paying Day. As used herein, "Senior Loan Repayment Date" means the date of repayment in full in cash of all amounts of principal and interest under the Loans (as defined in the Senior Credit Agreement) under the Senior Credit Agreement (whether at stated maturity, by acceleration, prepayment or offer to purchase or otherwise).

                    (iii) Notwithstanding the foregoing, to the fullest extent permitted by law, interest shall be payable in cash at the Post-Default Rate on the amounts payable under this Agreement which shall not be paid in full when due (whether at stated maturity, by acceleration, prepayment or offer to purchase or otherwise) for the period commencing on the due date thereof until the same is paid in full, and such interest at the Post-Default Rate shall be paid in cash, on and after the 91st day after the Senior Loan Repayment Date and on any Principal Paying Day, from time to time on demand of the Lender.

Interest on the Loan shall be computed on the basis of a 360-day year and the actual days elapsed in the period during which it accrues. In computing interest on the Loan, interest shall accrue from and including the first day of a LIBOR Interest Period to but excluding the last day of such LIBOR Interest Period.

          The obligation of the Company to pay interest in kind and/or cash interest accrued but not paid currently under clause (ii) above shall be additionally evidenced by an additional promissory note in the form attached hereto as Exhibit I-C (the "Second Payment-In-Kind Note"). The Second Payment-In-Kind Note shall be in addition to the Term Note and the Payment-In-Kind Note.

          (b) If on or before the commencement of any LIBOR Interest Period, the Lender shall have determined either (i) adequate and reasonable means do not exist for ascertaining LIBOR as herein provided or (ii) U.S. Dollar deposits in an amount comparable to the outstanding principal amount of the Loan are not generally available at such time in the London Interbank Eurodollar market for such LIBOR Interest Period, the Lender shall so notify the Company and both shall attempt to reach a mutually satisfactory alternative rate. If no such mutually satisfactory alternative rate has been agreed upon by the Lender and the Company before the date which is two Business Days prior to the commencement of the next succeeding LIBOR Interest Period, the rate for such LIBOR Interest Period shall be equal to a rate which fairly reflects the cost to the Lender (and, if applicable, any participant holding a funded participation in the Loan) of obtaining funds in an amount equal to the outstanding principal of the Loan plus the Applicable LIBOR Margin. The Lender shall use reasonable efforts to acquire funds from an interbank dollar market other than the London Interbank Eurodollar market with respect to any LIBOR Interest Period affected by the circumstances described in this subsection (b) if the use of such other market will avoid such circumstances without prejudicing the interests of the Lender.

          Section 2.4  Loan Extension and Amendment Fees.
                       ---------------------------------

          The Company agrees to pay to the Lender certain fees and costs as separately set forth in a letter agreement dated as of the date hereof between the Company and the Lender (the "Letter Agreement"). Such fees and costs shall be paid within three Business Days of the Offering Closing Date or as otherwise set forth in the Letter Agreement. Such fees and costs shall for all purposes be deemed amounts payable hereunder.

          Section 2.5  Voluntary Prepayments.
                       ---------------------

          The Company may, at any time and from time to time, prepay the Loan, without premium, in whole or in part; provided, that (i) so long as any Senior
                                      --------
Credit Agreement Obligation is outstanding, such prepayment shall only be accepted by the Lender if accompanied by a certificate of the Senior Agent stating that such prepayment is not a violation of the Senior Credit Agreement or the agreement governing Permitted Refinancing Indebtedness, (ii) the Company shall give the Lender at least five Business Days' prior notice of each prepayment in accordance with the provisions of Section 9.9 hereof specifying the principal amount to be prepaid and the date of prepayment (which shall be a Business Day), (iii) each partial prepayment of the Loan shall be in an aggregate principal amount of at least equal to $100,000 and in a multiple of $100,000, (iv) interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date and (v) amounts prepaid may not be reborrowed. Notice of prepayment once given shall be irrevocable and, in connection with any prepayments, the Company shall comply with the provisions of
Section 2.13 of this Agreement. Voluntary prepayments shall be credited against the outstanding principal amount of the Loan.

          If the Offering Closing Date shall occur on or after [December 28, 1996] but before March 31, 1997 and if the Company is required to pay $10,000,000 out of IPO Net Proceeds to Lender in accordance with Article III hereof, the Company shall repay any then outstanding Deferred Interest, up to $15,664, within three Business Days of the Offering Closing Date.

          Section 2.6  Mandatory Prepayments from Asset Sales.
                       --------------------------------------

          In the event of any Asset Sale not permitted by Section 6.7(a) to the extent not (1) required by the Senior Credit Agreement or any agreement governing Permitted Refinancing Indebtedness to prepay Senior Credit Agreement Obligations, (2) voluntarily used by the Company to prepay or repay the Senior Credit Agreement Obligations and in the case of a repayment of a revolving loan, a permanent reduction in the commitment in an amount equal to such payment, (3) prohibited by the Senior Credit Agreement or any agreement governing Permitted Refinancing Indebtedness or (4) used by the Company to make Capital Expenditures, in each case within 60 days after receipt by the Company or any Subsidiary of the Company of Cash Proceeds of any Asset Sales occurring after the Funding Date, the Company shall (i) prepay the Loan in an amount equal to the Estimated Net Cash Proceeds of such Asset Sale, but only to the extent that the Company has actually received Net Cash Proceeds of such Asset Sale (and subject to the provisions of the next sentence) or (ii) if applicable, within 60 days after any Asset Sale, the Company shall deliver to the Lender an Officers' Certificate evidencing the extent to which the Cash Proceeds of such Asset Sale were used or will be used for Capital Expenditures. On the 90th day after receipt of Cash Proceeds of an Asset Sale in respect of which a prepayment based on Estimated Net Cash Proceeds has been made, the Company shall make an additional prepayment of the Loan in an amount equal to the excess ("Proceeds Adjustment"), if any, of (1) Net Cash Proceeds of such Asset Sale over (2) Estimated Net Cash Proceeds of such Asset Sale, provided that if either
                                                --------
Estimated Net Cash Proceeds or the Proceeds Adjustments from an Asset Sale is less than $1,000,000, such amount shall not be applied to the prepayment of the Loan until the sum of such amounts and all other Estimated Net Cash Proceeds or Proceeds Adjustments payable by the Company but not previously paid is equal to or greater than $1,000,000. Concurrently with the making of any prepayment pursuant to this Section 2.6, the Company shall deliver to the Lender an Officers' Certificate demonstrating the derivation of Net Cash Proceeds of Sale from the gross sales price of any correlative Asset Sale.

          All mandatory prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal and shall be subject to the provisions of
Section 2.13 of this Agreement.

          Section 2.7  Lender's Optional Right of Prepayment.
                       -------------------------------------

          Upon the occurrence of a Change of Control, the Lender shall have the right to require the prepayment of the Loan provided that prior to any exercise
                                            -------------
by the Lender of such prepayment rights, the Company shall have (i) repaid in full all Indebtedness under the Senior Credit Agreement and any agreement governing Permitted Refinancing Indebtedness or (ii) offered to repay in full all such Indebtedness and repaid the Indebtedness of each lender under the Senior Credit Agreement or such other agreement who has accepted such offer or (iii) obtained the requisite consent under the Senior Credit Agreement or such other agreement to permit the prepayment of the Loan as provided for in this Section 2.7. The conditions set forth in the foregoing (i)-(iii) shall have been satisfied before the Company shall be required to prepay the Loan pursuant to this Section 2.7.

          Section 2.8  Manner and Time of Payment.
                       --------------------------

          All payments of principal and interest and loan fees hereunder and under the Notes by the Company shall be made without defense, set off or counterclaim and in same day funds and delivered to the Lender not later than 2:00 P.M., New York Time on the date due at its current account number 283 883 at The Sumitomo Bank, Limited New York Branch, 277 Park Avenue, New York, New York 10172 (or such other account as the Lender shall give the Company at least 5 Business Days notice given in accordance with the provisions of Section 9.9 hereof). Funds received by the Lender after that time shall be deemed to have been paid by the Company on the next succeeding Business Day.

          Any payments made to the Lender shall be applied in the following order of priority: (a) first, against costs, expenses and indemnities due hereunder, (b) second, against default interest, if any, (c) third, against interest due on the Loan and (d) thereafter against the principal of the Loan. The Lender shall open and maintain on its books a loan account in the Company's name. Such loan account shall show the Loan, all repayments, the computation, compounding, accrual and payments of interest and other amounts due and sums paid hereunder. Such loan account shall be available for inspection by the Company at reasonable times. The notations in such loan account shall be conclusive and binding upon the Company as to the amount at any time due from the Company, absent manifest error.

          Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes; provided, that if any extension would result in such payment being made in a
--------
succeeding calendar month, the payment shall instead be made on the immediately preceding Business Day.

          Section 2.9  Notation of Payment.
                       -------------------

          The Lender agrees that it will make a notation on each Note of all principal and interest payments made thereon and will notify the Company of the name and address of the transferee of each Note; provided that the failure to
                                                 --------
make (or any error in the making of) a notation of any such payments on any Note or to notify the Company of the name and address of such transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Note.

          Section 2.10  Notice to Senior Credit Agreement Senior Agent.
                        ----------------------------------------------

          If the Lender receives any payment or prepayment other than its payment of accrued interest, the Lender will send notice in writing to the Senior Agent and if, within five Business Days after notice shall have been given, the Senior Agent notifies the Lender that such payment or prepayment constitutes an event of default under the Senior Credit Agreement or any agreement governing Permitted Refinancing Indebtedness or any payment is due and owing on any Senior Credit Agreement Obligations, the Lender shall immediately remit any such payment or prepayment to the Senior Agent for application to the Senior Credit Agreement Obligations.

          Section 2.11  Use of Proceeds.
                        ---------------

          No portion of the proceeds of the Loan shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

          Section 2.12  Increased Costs.
                        ---------------

          (a) Except in respect of an event subject to subsection (c) of this
Section 2.12, which event shall be governed by the provisions of that section, if, after the Effective Date, the adoption of, or any change in, any law, rule or regulation (including Regulation D), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change") shall impose, modify or deem applicable any reserve (including, without limitation any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of credit extended by the Lender or shall impose on the Lender or the London interbank market any other conditions affecting the Loan, and the result of any of the foregoing is to increase the cost to the Lender of maintaining the Loan, or to reduce the amount of any sum received or receivable by the Lender under this Agreement, then, within 15 days after written request by the Lender, the Company shall pay to the Lender such additional amount or amounts as may be necessary to compensate it for such increased cost. As soon as practicable, the Lender will notify the Company of any event of which it has knowledge, occurring after the Effective Date, which will entitle it to compensation pursuant to this Section 2.12 and will use reasonable efforts to take such action as will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of the Lender, be otherwise disadvantageous to it.

          (b) Without limiting the effect of the foregoing, the Company will pay to the Lender if it requests compensation under this subsection (b) by written notice to the Company, on the last day of each LIBOR Interest Period and on any other day on which interest is payable hereunder, so long as the Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D (or, so long as it may be required, by reason of any Regulatory Change, to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on the Loan is determined as provided in this Agreement) an additional amount (determined by the Lender and communicated in writing to the Company) equal to the product of the following for each day for which the Lender may be required to maintain any such reserves during such LIBOR Interest Period: (i) the principal amount of the Loan which is outstanding on such day; and (ii) the amount by which (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Loan for such LIBOR Interest Period as provided in this Agreement (less the Applicable LIBOR Margin) and the denominator of which is one minus the rate (expressed as a decimal) at which such reserve requirements are imposed on the Lender against such "Eurocurrency liabilities" or such other category of liabilities on such date exceeds (y) such numerator; and (iii) 1/360. A certificate of the Lender claiming compensation under this Section 2.12 and setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the calculations thereof shall be conclusive in the absence of manifest error.

          (c) If the Lender shall reasonably determine that subsequent to the Effective Date, there shall have occurred the adoption of or any change in any law, rule or regulation concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, other than a change subsequent to the Effective Date implementing the capital adequacy proposals of the Bank for International Settlements - Committee on Banking Regulations and Supervisory Practices published in July 1988 under the title "International Convergency of Capital Measurement and Capital Standards", which has the effect of increasing, by an amount deemed material by the Lender, the amount of capital required to be maintained by the Lender as a result of the existence of the Loan compared to the amount of capital which would otherwise be required to be maintained by the Lender in the absence of the Loan and the Lender desires to obtain compensation therefor from the Company, the Lender will promptly notify the Company thereof. Thereafter, subject to the later provisions of this subsection (c), the Company will pay to the Lender upon written demand such amounts as shall be necessary to compensate for the increased cost incurred or any resulting reduction in return on capital suffered by the Lender as a result of an actual increase in the Lenders' capital due to an event described in the first sentence of this subsection (c) for the period from the date of any previous payment to the Lender in relation thereto to the date of receipt of such demand by the Company. In determining such amount, the Lender will act reasonably and in good faith. Any demand by the Lender for any payment under this subsection (c) shall be accompanied by a statement setting forth in reasonable detail the basis for calculation of such increased costs. As soon as practicable after becoming aware of the same, the Lender shall notify the Company of any event occurring after the Effective Date which will entitle it to compensation pursuant to this subsection (c) and will use reasonable efforts (determined in its absolute discretion exercised in good faith) to take such action which in its reasonable opinion will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of the Lender be otherwise disadvantageous to it.

          Section 2.13  Funding Losses.
                        --------------

          The Company shall pay to the Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such amounts), such amount or amounts as shall compensate the Lender for any loss, cost or expense incurred by it as a result of:

               (a) any prepayment of the Loan or a portion thereof on a date other than the last day of the LIBOR Interest Period or

               (b) any failure by the Company to prepay the Loan or any portion thereof on the date specified in a notice of prepayment given pursuant to
Section 2.5 of this Agreement or

               (c) any Event of Default relating to nonpayment of the Loan whether at maturity or upon acceleration.

For purposes of this Section 2.13, the costs and losses of the Lender shall include any funding or carrying costs and/or losses in connection with the acquisition or liquidation of deposits acquired by the Lender to make or maintain the Loan and any funding or carrying costs and/or losses in connection with the re-employment of funds during the remainder of the then current LIBOR Interest Period, including any loss arising from the re-employment of funds at rates lower than the cost to the Lender of such funds and any related costs. The Lender shall certify such costs and losses (including a reasonably detailed description thereof) to the Company. The Lender shall act in good faith to minimize its costs and losses otherwise payable by the Company hereunder.

          Section 2.14  Deduction or Withholding for Taxes.
                        ----------------------------------

          (a) All sums payable by the Company or any Guarantor hereunder, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, without set-off or counterclaim for any reason whatsoever, and free of any deductions or withholdings for any and all taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto excluding taxes on net income, net worth or shareholders' capital imposed by the jurisdiction of the Lender's incorporation or the jurisdiction of its lending office (and in each case any political subdivision or taxing authority thereof or therein). In the event that the Company or any Guarantor is prohibited by law from making payments hereunder free of such deductions or withholdings, then the Company or such Guarantor shall pay such additional amounts to the Lender as may be necessary in order that the actual amount received after such deduction or withholding (and after deduction of an amount equal to any additional taxes or other charges payable as a consequence of the payment of such additional amount) shall equal the amount that would have been received if such deduction or withholding were not required; provided, that, if the Lender fails to comply
                               --------
with the provisions of paragraph (d) of this Section 2.14, then all such payments to the Lender shall be net of any amount the Company or such Guarantor is required to withhold under applicable law.

          (b) The Company shall pay directly to the appropriate taxing authorities any and all present and future taxes, levies, imposts, stamp and other duties, and other fees or charges and all liabilities with respect thereto imposed on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement or the other Loan Documents. The Company shall hold the Lender harmless from any liability with respect to the delay or failure by the Company to pay any such taxes or charges, and shall reimburse the Lender upon demand for any such taxes paid by the Lender in connection herewith whether or not such taxes shall be correctly or legally asserted or otherwise contested or contestable together with any interest, penalties and expenses in connection therewith, provided, if such taxes result from the failure of the
                      --------
Lender to comply with subsection (d) of this Section 2.14, the Company shall not have any obligation to reimburse the Lender under this subsection (b).

          (c) If the Company or any Guarantor shall pay any tax or charge as provided herein or shall make any deductions or withholdings from amounts paid hereunder, the Company or such Guarantor shall forthwith forward to the Lender copies of official receipts or other evidence acceptable to the Lender to establish any tax credit to which the Lender may be entitled.

          (d) The Lender agrees promptly to deliver, to the extent that it may lawfully do so, to the Company on the Funding Date and each year thereafter that the Loan remains outstanding, such forms (including Internal Revenue Service Form 1001), duly completed and executed by the Lender, sufficient to establish that all payments under this Agreement by the Company may be paid without deduction or withholding for or on account of any taxes, levies, imposts, duties, fees, assessments or other charges of any nature imposed by any government or any political subdivision or taxing authority thereof. Upon request of the Lender, the Company shall provide the Lender with the appropriate forms in order to enable it to comply with this provision.

          (e) The Lender agrees to use reasonable efforts to take such action to avoid the imposition of withholding liability hereunder or reduce the amount thereof which in the reasonable opinion of the Lender would not otherwise be disadvantageous to it.

          Section 2.15  Event of Illegality.
                        -------------------

          Upon the occurrence of an Event of Illegality, then the Lender shall promptly notify the Company and the Senior Agent thereof and, unless such prepayment is a violation of the Senior Credit Agreement or any agreement governing Permitted Refinancing Indebtedness, the Company shall prepay the outstanding Loan together with interest accrued to the date of prepayment within 30 days after such notice and consent shall have been received by the Company. Such notice shall include evidence certified by the Lender as to such Event of
Illegality.   As soon as practicable, the Lender will notify the Company and the
Senior Agent of any event of which it has knowledge, occurring after the Funding Date which will or is likely to become an Event of Illegality. The Lender will take such reasonable action as will avoid such Event of Illegality.


                                  ARTICLE III

                              CONDITIONS PRECEDENT


          Section 3.1  Conditions Precedent to Effective Date.
                       --------------------------------------

          The occurrence of the Effective Date shall be subject to satisfaction of all of the following conditions precedent all in form and substance satisfactory to the Lender:

          A.   Effective Date.  The Effective Date shall have occurred on or
               --------------
before March 31, 1997.

          B.   Public Offering.  The IPO shall have been completed and such
               ---------------
completion shall have occurred on or before March 31, 1997, and the IPO Net Proceeds shall be at least $65,000,000.

          C.   Distribution of IPO Net Proceeds.
               --------------------------------

               (1) The total amount of IPO Net Proceeds up to $69,350,000 shall have been paid to the Senior Agent, for the account of the lenders under the Senior Credit Agreement [in accordance with their Pro Rata Shares (as defined in the Senior Credit Agreement) and applied first, to Deferred Interest (as defined in the Senior Credit Agreement), and second, to prepay principal of the Senior Term Loan (as defined in the Senior Credit Agreement).]

               (2) The amount of IPO Net Proceeds, if any, in excess of $69,350,000 shall have been paid as follows: (x) 50% of the amount of IPO Net Proceeds, if any, in excess of $69,350,000 shall have been paid to the Senior Agent[, for the account of the lenders in accordance with their Pro Rata Shares, and applied first, to prepay principal of the Senior Term Loan until the Senior Term Loan is paid in full, and second, to prepay principal of the Mortgage Term Loan], and (y) 50% of such amount of IPO Net Proceeds in excess of $69,350,000 shall be paid to Lender, up to the amount of all accrued and deferred interest or $10,000,000, whichever is less, as payment of Deferred Interest.

          D. On or before the Effective Date, the Lender shall have received the following, each of which, unless otherwise noted, shall be dated the Effective Date:

               (1) a certified copy of the charter of each of the Guarantors and the Company, certified by the Secretary or one of the Assistant Secretaries of each of the Guarantors and the Company, respectively, together with a good standing certificate from the Secretary of State of the state of incorporation of each of the Guarantors and the Company, each to be dated a recent date on or prior to the Effective Date;

               (2) a copy of the By-laws of each of the Guarantors and the Company, certified as of the Effective Date, in each case, by the Secretary or one of the Assistant Secretaries of each of the Guarantors and the Company, respectively;

               (3) (a) Resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and any other documents, instruments and certificates required to be executed by the

          Company in connection herewith and approving and authorizing the execution, delivery and payment of the Notes, each certified as of the Effective Date by the Company's Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

                    (b) Resolutions of CB Holdings's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and certified as of the Effective Date by CB Holdings's Secretary or one of its Assistant Secretaries as being in full force and effect without modification; and

                    (c) Resolutions of the Board of Directors of each Guarantor approving and authorizing the execution, delivery and performance of the Guarantee, certified as of the Effective Date by each of the Guarantors' Secretaries or one of its Assistant Secretaries as being in full force and effect without modification.

               (4) (i) Signature and incumbency certificates of the Company's and the Guarantors' officers executing this Agreement, and the Company's officers executing the Notes;

               (5) Executed copies of this Agreement, the Third Amended and Restated Senior Credit Agreement, the Letter Agreement, the Notes and the schedules and exhibits hereto and thereto; and

               (6) Such other documents as the Lender may reasonably request.

          E. On or before the Effective Date, the Company shall have paid all fees and expenses that are due and payable on or before the Effective Date.

          F. On or before the Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Lender, shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all such counterpart originals or certified copies of such documents as the Lender may reasonably request.

          G. The Lender shall have received originally executed copies of opinions of Pillsbury, Madison & Sutro LLP, counsel for CB Holdings, the Subsidiaries and the Company and of general counsel of the Company, in substantially the forms of Exhibits III and IV annexed hereto, respectively, dated as of the Effective Date.

          H. The Company and CB Holdings shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Effective Date except as otherwise disclosed to and agreed to in writing by the Lender.

          I. No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated hereunder or under the Senior Credit Agreement or IPO Documents which would constitute an Event of Default or Potential Event of Default.

          J. No order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Lender from entering into this Agreement or consummating the transactions contemplated hereby.

          K. There shall not be existing, or to the knowledge of the Company threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, which has not been disclosed by the Company in writing pursuant to Section 4.11 of this Agreement, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in the opinion of the Lender, could reasonably be expected to materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or to impair the ability or obligation of the Company to perform or of the Lender to enforce the Obligations. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of this Agreement.

          L. The use of proceeds of the Loan by the Company shall not violate Regulation U of the Federal Reserve Board.

          M. No material adverse change shall have occurred since December 31, 1995 in the business, assets, prospects, results of operations or financial condition (i) of the Company or the Company and its Subsidiaries, taken as a whole or (ii) CB Holdings and its consolidated subsidiaries, taken as a whole.

          N. On or before the Effective Date, all required approvals, consents and waivers under the Senior Credit Agreement to this Agreement and the transactions contemplated hereby shall have been obtained.

          O. On the Offering Closing Date and the Effective Date the Company shall provide the Lender with an Officer's Certificate (A) that all of the Company's representations set forth in this Agreement are true and correct on such date as if made on and as of such date, and (B) that no Default or Event of Default has occurred and is existing under this Agreement and (C) that the Third Amended and Restated Senior Credit Agreement will concurrently be in full force and effect as of the Effective Date.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


          Section 4.1  General.
                       -------

          In order to induce the Lender to enter into this Agreement and to extend the maturity of the Loan, each of CB Holdings and the Company, as the case may be, represents and warrants to the Lender that, at the time of the Offering Closing Date and the Effective Date and after consummation of the transactions contemplated hereby and by the Senior Credit Agreement, the statements set forth in this Article IV are true, correct and complete.

          Section 4.2  Organization and Good Standing.
                       ------------------------------

          Each of CB Holdings, the Company and its United States Subsidiaries is a corporation or other business entity, duly organized and existing in good standing under the laws of its jurisdiction of incorporation or formation. Each of CB Holdings, the Company and its United States Subsidiaries has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is duly qualified as a foreign corporation and in good standing in all states in which it is doing business, except where failure to be so qualified will not have a Material Adverse Effect.

          Section 4.3  Authorization and Power.
                       -----------------------

          Each of CB Holdings, the Company and its Subsidiaries has the corporate power and requisite authority, and has taken all action necessary, to execute, deliver and perform the Loan Documents, the Senior Credit Agreement and the Senior Credit Agreement Notes executed or to be executed by it and to issue the Notes and the Senior Credit Agreement Notes and to grant the security interest in the Collateral pursuant to the Stock Pledge Agreement.

          Section 4.4  No Conflicts or Consents.
                       ------------------------

          Except as disclosed in Schedule F, to the knowledge of CB Holdings and the Company, the execution and delivery of the Loan Documents, the Senior Credit Agreement, the Senior Credit Agreement Notes, the consummation of any of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof or thereof, the issuance, delivery and performance of the Notes, the Senior Credit Agreement Notes and the grant of the security interest in the Collateral pursuant to the Stock Pledge Agreement, will not contravene or materially conflict with any provision of Law to which CB Holdings, the Company or any of its Subsidiaries is subject or any material judgment, license, order or permit applicable to CB Holdings, the Company or any of its Subsidiaries, or any material contract, lease, indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which CB Holdings, the Company or any of its Subsidiaries is a party or by which CB Holdings, the Company or any of its Subsidiaries may be bound, or to which CB Holdings, the Company or any of its Subsidiaries may be subject, or violate any provision of the charters or bylaws of CB Holdings, the Company or any of its Subsidiaries, which would in any case have a Material Adverse Effect. Except as disclosed in Schedule 4.02 to the Senior Credit Agreement, no consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by CB Holdings, the Company or any of its Subsidiaries of the Loan Documents, the Senior Credit Agreement, the Senior Credit Agreement Notes, the grant of the security interest in the Collateral pursuant to the Stock Pledge Agreement or the consummation of the transactions contemplated hereby or thereby, all of which required consents, approvals and authorizations have been obtained by the Company or waived in writing by the Lender, except with respect to which the failure to obtain would not have a Material Adverse Effect.

          Section 4.5  Enforceable Obligations.
                       -----------------------

          The Loan Documents, the Senior Credit Agreement, the Senior Credit Agreement Notes have been duly executed and delivered by CB Holdings, the Company and each of its Subsidiaries party thereto and are, or will be, the legal and binding obligations of CB Holdings, the Company and each such Subsidiary, enforceable in accordance with their respective terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 4.6  Title to Properties; Liens.
                       --------------------------

          Except for Permitted Encumbrances and except as disclosed in Schedule C, all of the material assets owned or leased by CB Holdings and the Company and its Subsidiaries are free and clear of all Liens and other adverse claims of any nature, each of CB Holdings, the Company and its Subsidiaries has good and indefeasible title to, or valid and subsisting interests in, all Real Property included in such assets and good and marketable title to, or valid and subsisting interests in, all personal property included in such assets, and, to the knowledge of CB Holdings and the Company and its Subsidiaries, except for financing statements with respect to Permitted Encumbrances, there are no presently effective financing statements of record in any jurisdiction covering any material tangible or intangible assets of CB Holdings, the Company or its Subsidiaries.

          Section 4.7  Financial Condition.
                       -------------------

          (a) The consolidated balance sheet of CB Holdings and its consolidated subsidiaries at December 31, 1995, and the consolidated statements of income, retained earnings and cash flows of CB Holdings and its consolidated subsidiaries for the fiscal year then ended, copies of which have been delivered to the Lender, were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial position of CB Holdings and its consolidated subsidiaries, as at the date thereof and the results of operations and cash flows of CB Holdings and its consolidated subsidiaries for the periods then ended. Neither CB Holdings nor the Company or any of its Subsidiaries, as the case may be, had on such dates any material Contingent Liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments which are not reflected or reserved against in the foregoing statements or in the notes thereto. Other than changes disclosed to the Lender in writing prior to the Effective Date, no changes having a Material Adverse Effect have occurred since the date of such financial information.

          (b) CB Holding's unaudited consolidated balance sheets as at September 30, 1996, and related statements of income and retained earnings for the periods then ended certified by the Chief Financial Officer, copies of which have been delivered to the Lender, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the financial position of CB Holdings and its consolidated subsidiaries as of such dates and the results of operations for the periods covered thereby, subject to normal year-end audit adjustments. CB Holdings, the Company or any of its Subsidiaries did not have on such date any material Contingent Liability, liabilities for Taxes or long-term leases, unusual forward or long-term commitment or unrealized or unanticipated losses from any commitment or unrealized or unanticipated losses from any unfavorable commitments which are not reflected or reserved against in the foregoing statements or in the notes thereto.

          (c) Solvency.  Upon giving effect to the consummation of the
              --------
transactions contemplated hereby and by the Senior Credit Agreement, the following are true and correct to the best knowledge of the Company, after reasonable investigation:

                    (i) The fair salable value of the Company and each of its Subsidiaries exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including Contingent Liabilities) of the Company or its Subsidiaries, as they mature.

                    (ii) The assets of the Company and its Subsidiaries do not constitute unreasonably small capital for each such company to carry out its business as now conducted and as proposed to be conducted, including the capital needs of each such company, taking into account the particular capital requirements of the business conducted by such company, and the projected capital requirements and capital availability thereof.

                    (iii) The Company does not intend to, and will not permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts or cash to be payable on or in respect of debt of each of the Company and it Subsidiaries). The cash flow of the Company and each of its Subsidiaries, after taking into account all anticipated uses of the cash of each such company, will at all times be sufficient to pay all amounts on or in respect of debt of each such company when such amounts are required to be paid.

                    (iv) The Company does not believe that final judgments against any of the Company or its Subsidiaries in currently pending actions for money damages will be rendered at a time when, or in an amount such that, any such company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Company and each of its Subsidiaries, after taking into account all other anticipated uses of the cash of the Company and each of its Subsidiaries (including the payments on or in respect of debt referred to in paragraph (iii) of this Section 4.7(c)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

          Section 4.8  Accurate Information.
                       --------------------

          All information previously furnished or delivered to Lender in connection with this Agreement or the transactions contemplated hereunder or under the Senior Credit Agreement is true and complete in all material respects.

          Section 4.9  No Default.
                       ----------

          No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

          Section 4.10  Material Agreements.
                        -------------------

          (a) Neither the Company nor any of its Subsidiaries, is in default under any Contractual Obligations to which it is a party or by which its property is bound, where such default could have a Material Adverse Effect.

          (b) Neither the Company nor any of its Subsidiaries, is a party to or bound by any unusual or unduly burdensome Contractual Obligation (excluding the Senior Credit Agreement) which materially and adversely affects the business, assets, prospects, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

          Section 4.11  No Litigation.
                        -------------

          Except for the Litigation described in Schedule D hereto, there is no material Litigation existing, or to the knowledge of CB Holdings or the Company threatened, by or against CB Holdings, the Company or any of its Subsidiaries, and in the opinion of the Company as of the date hereof and as of the date on which such representation is deemed to have been made, no existing or threatened Litigation will have a Material Adverse Effect. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the transactions contemplated by the Loan Documents. For purposes of this representation "material Litigation" shall mean any litigation which the Company has determined could result in a judgment in excess of $1,000,000.

          Section 4.12  Use of Proceeds; Margin Stock.
                        -----------------------------

          The proceeds of the Loan will be used solely for the purposes specified herein. None of such proceeds will be used for the purpose of Regulation G, T, U or X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a Margin Stock or for any other purpose which might constitute a "purpose credit" within the meaning of Regulation G, T, U or X. Neither the Company nor any of its Subsidiaries has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

          Section 4.13  No Financing of Regulated Corporate Takeovers.
                        ---------------------------------------------

          No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

          Section 4.14  Taxes.
                        -----

          All tax returns required to be filed by CB Holdings have been filed, and all Taxes upon CB Holdings or upon any of its properties, income, franchises or Plans have been paid prior to the time that such Taxes could give rise to a Lien thereon, except for Contested Claims. There is no material proposed Tax assessment against CB Holdings and, to CB Holdings's knowledge, there is no basis for such assessment.

          Section 4.15  ERISA.
                        -----

          Except as disclosed in Schedule E hereto, (i) neither the Company nor any ERISA Affiliate has sponsored, maintained or contributed to any Multiemployer Plan or any Pension Plan during the past six years; (ii) no material liability has been incurred by the Company or any of its Subsidiaries which remains unsatisfied for any taxes or penalties (A) with respect to any Plan that is not a Multiemployer Plan and (B) to the best of the Company's knowledge and belief, with respect to any Multiemployer Plan; (iii) except as described in Schedule D, no material Litigation is existing or, to the Company's best knowledge, threatened concerning or involving any Plan; (iv) except as shown in Schedule E with respect to the date and using the assumptions described therein, and to the best of the Company's knowledge and belief, no unfunded or unreserved liability exists for benefits under any Pension Plan; (v) except as set forth in Schedule E and to the best of the Company's knowledge and belief, neither the Company nor any of its Subsidiaries contributes to or, within the prior six-year period contributed to any Multiemployer Plan; (vi) with respect to each Multiemployer Plan set forth in Schedule E, neither the Company nor any of its Subsidiaries has suffered or caused to occur a "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA); and in each of the cases described in any of clauses (i) through (vi) preceding, an event described therein involving a Multiemployer Plan shall be disregarded unless the aggregate of all such events and any liabilities otherwise incurred with respect to a Multiemployer Plan have a Material Adverse Effect.

          Section 4.16  Compliance with Law.
                        -------------------

          To the knowledge of CB Holdings and the Company, CB Holdings, the Company and each of its Subsidiaries is in compliance with all Laws, except where failure to comply will not have a Material Adverse Effect.

          Section 4.17  Government Regulation.
                        ---------------------

          Neither CB Holdings, the Company, nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or other Law which regulates the incurring by the Company or any of its Subsidiaries of Indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

          Section 4.18  Capital Structure and Subsidiaries.
                        ----------------------------------

          (a) As of the Effective Date, CB Holdings owns 100% of all classes of stock of the Company. The authorized Capital Stock of the Company consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding. All such outstanding shares of such common stock were duly authorized and validly issued and, as of such time, are fully paid and nonassessable and are owned beneficially and of record by CB Holdings free and clear of all liens and encumbrances whatsoever, except for a first priority Lien securing CB Holdings's obligations under its guaranty pursuant to the Senior Credit Agreement and the second priority Lien securing CB Holdings's Guarantee.

          (b) There are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any Capital Stock of the Company or any of its Subsidiaries.

          (c) The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock.

          Section 4.19  Licenses, Trademarks, etc.
                        -------------------------

          The Company and its Subsidiaries own or hold valid licenses in all necessary Trademarks, copyrights, patents, patent rights and licenses to conduct their respective businesses as heretofore operated and as proposed to be conducted. All of the Company's and its Subsidiaries' Trademarks, copyrights, patents, patent rights, licenses or other similar rights owned or used by the Company or any of its Subsidiaries are listed in Schedule 4.15 to the Senior Credit Agreement, showing for each item the owner thereof, and the date (except with respect to tradenames) and place of registration thereof. Neither the Company nor any of its Subsidiaries has been charged or, to the knowledge of CB Holdings and the Company, threatened to be charged with any infringement of, nor, to their knowledge, has any of them infringed on, any unexpired Trademark, patent, patent registration, copyright, copyright registration or other proprietary right of any Person.

          Section 4.20  Permits and Licenses.
                        --------------------

          All material permits, licenses and other governmental authorizations ("Permits") needed by the Company or any of its Subsidiaries to carry on its business have been obtained and are in full force and effect and have not been modified or amended. Neither the Company nor any of its Subsidiaries is in material breach of any such Permits except for breaches which, considered singly or in the aggregate, would not have a Material Adverse Effect.

          Section 4.21  Survival of Representations and Warranties.
                        ------------------------------------------

          Subject to Section 9.10, all representations and warranties in the Loan Documents shall survive the delivery of the Notes, the making of the Loan and the Effective Date hereof and shall continue until one year after repayment of the Notes and the Obligations, and any investigation at any time made by or on behalf of the Lender shall not diminish the Lender's right to rely thereon.

          Section 4.22  Environmental Condition.
                        -----------------------

          (a) To CB Holdings's and the Company's knowledge, all Real Property that the Company or any of its Subsidiaries owns is free from contamination from any Hazardous Materials (as such term is defined in the Senior Credit Agreement). Neither the Company nor any of its Subsidiaries has caused or suffered any Environmental Damage (as such term is defined in the Senior Credit Agreement) that would have a Material Adverse Effect.

          (b) Neither the Company nor any of its Subsidiaries or, to CB Holdings's and the Company's knowledge, any prior owner or occupant of the Real Property owned by the Company or any of its Subsidiaries has received notice of any alleged violation of Environmental Requirements (as defined in the Senior Credit Agreement) of the type set forth in clause (i) of such definition or, to the Company's knowledge, of the type set forth in clause (ii) of such definition, or notice of any alleged liability for Environmental Damages in connection with the Real Property, and there exists no writ, injunction, decree, order or judgment outstanding, nor, to the knowledge of CB Holdings and the Company, any claim, suit, proceeding, citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of the Real Property by any Person, or from alleged violation of Environmental Requirements, or from the suspected presence of Hazardous Material thereon, nor, to the knowledge of CB Holdings and the Company, does there exist any basis for such claim, suit, proceeding, citation, directive, summons or investigation being instituted or filed.

          (c) To CB Holdings's and the Company's knowledge, there is not constructed, placed, deposited, stored, disposed of nor located on the Real Property owned by the Company any polychlorinated biphenyls (PCBs) nor transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCBs, or any asbestos that would have a Material Adverse Effect.

          Section 4.23  Subsidiaries
                        ------------

          On the date hereof, the Company has no Subsidiaries other than those identified in Schedule 4.01 to the Senior Credit Agreement. Except as set forth on such schedule, on the date hereof neither the Company nor any of its Subsidiaries owns or holds, directly or indirectly, any Capital Stock or equity security of, or any equity interest in, any corporation or business other than the Company's Subsidiaries.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS


          Section 5.1  Financial Statements and Other Reports.
                       --------------------------------------

          The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to the Lender:

          (a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, the consolidated balance sheet of the CB Holdings and its Subsidiaries as of the end of such year and the related consolidated statements of income, stockholders' equity and cash flow of CB Holdings and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, accompanied by an unqualified report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by CB Holdings and satisfactory to the Lender, which report shall state that such consolidated financial statements fairly present the financial position of CB Holdings and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

          (b) as soon as practicable and in any event within forty five (45) days after the end of each fiscal quarter a consolidated balance sheet of CB Holdings and its Subsidiaries as at the end of such quarter and the related consolidated statement of income of CB Holdings and its Subsidiaries for such quarter and the portion of CB Holdings' fiscal year ended at the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior fiscal year, all in reasonable detail and certified by the Company's Chief Financial Officer as fairly presenting the financial condition of CB Holdings and its Subsidiaries as at the date indicated and the results of their operations and cash flows for the periods indicated, subject to normal year-end adjustment;

          (c) together with each delivery of financial statements of CB Holdings and its Subsidiaries pursuant to clauses (a) and (b) above, a Compliance Certificate of the Company (i) stating that the signers have reviewed the terms of the Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Compliance Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto and (ii) demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Section 6.3;

          (d) together with each delivery of consolidated financial statements pursuant to clause (a) above, and so long as and to the extent not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a written statement by the independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters, (ii) stating whether in connection with their audit examination, any Event of Default or Potential Event of Default has come to their attention and if so, specifying the nature and period of existence thereof, and (iii) confirming the calculations set forth in the Compliance Certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) promptly after the occurrence of any Event of Default or Potential Event of Default, an Officers' Certificate of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (f) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by CB Holdings to its security holders, all registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports, if any, filed by CB Holdings with the Commission;

          (g) promptly, to the extent delivered under the Senior Credit Agreement or any agreement governing Permitted Refinancing Indebtedness, upon becoming aware of the occurrence of (i) any Reportable Event involving any Pension Plan, (ii) any "prohibited transaction," as such term is defined in
Section 4975 of the Internal Revenue Code (which prohibited transaction could subject any ERISA Affiliate) to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan (or any trust created thereunder), (iii) any assertion of withdrawal liability of any Multiemployer Plan, (iv) any partial or complete withdrawal (by the Company or an ERISA Affiliate) from any Multiemployer Plan under Title IV of ERISA (or assertion thereof), (v) any cessation of operations (by the Company or an ERISA Affiliate) at a facility in the circumstances described in Section 4068(f) of ERISA, (vi) the withdrawal by the Company or an ERISA Affiliate from a Pension Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (vii) the failure by the Company or any

ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments,
(viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA;

          (h) promptly, to the extent delivered under the Senior Credit Agreement or any agreement governing Permitted Refinancing Indebtedness, copies of (i) all notices received by any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan administered or maintained by the Company or its ERISA Affiliates or to have a trustee appointed to administer any such Pension Plan; (ii) at the request of the Lender each annual report (IRS Form 5500 Series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Company or its ERISA Affiliates, and schedules showing the amounts contributed to each such Plan by or on behalf of the Company or its Subsidiaries in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any ERISA Affiliate with the Revenue Service with respect to each such Plan;

          (i) promptly after the Company obtains knowledge thereof, notice of all litigation or proceedings commenced or threatened affecting the Company in which there is a reasonable possibility of an adverse decision and (i) which involves alleged liability in excess of $1,000,000 (in the aggregate), (ii) in which injunctive or similar relief is sought which if obtained could have a material adverse effect on the business, assets, prospects, results of operation or financial condition of the Company and its Subsidiaries taken as a whole or
(iii) which questions the validity or enforceability of any Loan Document;

          (j) promptly upon receipt thereof, copies of all final reports or letters submitted to the Company by its independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company or its Subsidiaries made by such accountants, including, without limitation, any management report, and the Company agrees to obtain such a report in connection with each of its annual audits to the extent required under the Senior Credit Agreement or any agreement governing Permitted Refinancing Indebtedness;

          (k) promptly after the availability thereof, copies of all material amendments to the certificate of incorporation or By-laws of the Company and any of its Subsidiaries;

          (l) promptly after the receipt thereof, a copy of any notice, summons, citation, letter or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements (as defined in the Senior Credit Agreement), or liability of the Company or any of its Subsidiaries for Environmental Damages (as defined in the Senior Credit Agreement) in connection with its real property or past or present activities of any Person thereon;

          (m) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Lender;

          (n) prior written notice of the amount, recipient and time of each payment or allocation (or other reservation or segregation of funds) of "Excess Proceeds of Issuance of Stock" (as defined in the Senior Credit Agreement) for the benefit of the lender under the Senior Credit Agreement or the Company; and

          (o) promptly after the Lender's request, such other information pertaining to the Senior Credit Agreement, collateral therefor or payments or performance thereunder as the Lender may from time to time request.

          Section 5.2  Corporate Existence, etc.
                       ------------------------

          The Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises to its business and, those of each of its Subsidiaries, except when failure to so preserve or keep will not have a material adverse effect on the financial condition, properties or business operations of the Company and its Subsidiaries, taken as a whole. The Company and any permitted successor thereto shall at all times be a "qualified person" within the meaning of the Finance Act of the Republic of Ireland.

          Section 5.3  Payment of Taxes; Tax Consolidation.
                       -----------------------------------

          A. CB Holdings and the Company will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such Tax need be paid if being contested in
                 --------
good faith by appropriate proceedings and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. The Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than CB Holdings, the Company or any of the Company's Subsidiaries or such other Person as may be reasonably acceptable to the Lender.

          Section 5.4  Maintenance of Properties; Insurance.
                       ------------------------------------

          The Company will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.
The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and which is available at a cost which the Company considers to be reasonable and may self-insure to the extent, and only to the extent, reasonably prudent and in cases in which the cost of insurance is considered by the Company to be unreasonable.

          Section 5.5  Inspection.
                       ----------

          The Company shall permit any authorized representatives designated by the Lender to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

          Section 5.6  Equal Security for Loan and Notes; No Further Negative
                       ------------------------------------------------------
Pledges.
-------

          A. If the Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 6.5 (unless prior written consent to the creation or assumption thereof shall have been obtained from the Lender), it shall, at the request of the Lender, make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant
                                                --------
shall not be construed as consent by the Lender to any violation by the Company of the provisions of Section 6.5; and provided, further, that the Company shall
                                      --------  -------
under no circumstances be required to make or cause to be made effective provision whereby the Obligations will be secured, directly or indirectly, by Margin Stock; and provided, further, that any such Lien granted to the Lender
                  --------  -------
pursuant to this Section 5.6A shall be subject to the provisions of the Intercreditor Agreement.

          B. Except (i) as otherwise permitted by this Agreement, the Senior Credit Agreement or any other agreement governing Senior Debt of the Company,
(ii) with respect to specific property encumbered to secure payment of particular Indebtedness and (iii) with respect to Margin Stock, neither the Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

          Section 5.7  Compliance with Laws, etc.
                       -------------------------

          The Company and each of its Subsidiaries shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which might have a Material Adverse Effect.

          Section 5.8  Maintenance of Accurate Records, etc.
                       ------------------------------------

          The Company shall keep, and will cause each of its Subsidiaries to keep, true books and records and accounts in which full and correct entries will be made of all its respective business transactions, and will reflect, and cause each of its Subsidiaries to reflect, in its respective financial statements adequate accruals and appropriations to reserves.

          Section 5.9  Lender Meeting.
                       --------------

          The Company will participate in a meeting with the Lender once during each fiscal year to be held at a location and a time selected by the Company.

          Section 5.10  ERISA Compliance.
                        ----------------

          The Company and each of its Subsidiaries and ERISA Affiliates will make prompt payment of all contributions which it is obligated to make under all Pension Plans and which are required to meet the minimum funding standard set forth in ERISA with respect to each of the Pension Plans.

          Section 5.11  Ownership of the Company; No Merger.
                        -----------------------------------

          CB Holdings shall at all times own 100% of the total voting power entitled to vote in the election of directors of the Company. CB Holdings shall not merge with or into the Company.

          Section 5.12  Subsidiaries of the Company.
                        ---------------------------

          The Company shall cause any of its Subsidiaries which guarantee Senior Debt at any time in the future to also guarantee the Obligations on substantially similar terms as the Guarantee.

          Section 5.13  General.
                        -------

          The Company covenants and agrees that, until payment in full of the Loan and Notes and all other amounts due under this Agreement have been made indefeasibly paid in full unless the Lender shall otherwise give prior written consent, the Company shall perform all covenants in this Article V.


                                   ARTICLE VI

                               NEGATIVE COVENANTS


          Section 6.1  Indebtedness.
                       ------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, extend the maturity of, or otherwise become directly or indirectly liable with respect to, any Indebtedness; provided the Company may become liable for Indebtedness if after
              --------
giving effect to the incurrence of such Indebtedness and all other

Indebtedness incurred subsequent to the four fiscal quarters referred to herein, the Consolidated Fixed Charge Ratio of the Company for the four fiscal quarters (taken as a whole) for which financial statements of the Company are available (provided that the immediately preceding fiscal quarter shall be included in any
---------
such determination pursuant to this Section 6.1 made more than 45 days after the end of such fiscal quarter) immediately preceding the fiscal quarter in which such Indebtedness is to be created, incurred, issued, assumed, guaranteed or for which the Company is otherwise to become liable, determined on a pro forma basis
                                                                 --- -----
as if such Indebtedness has been created, incurred, issued, assumed, guaranteed or for which the Company had otherwise become liable at the beginning of such four fiscal quarter period (and, in the event the proceeds of such Indebtedness are applied to the acquisition or to refinance the acquisition of a business (within the meaning of Rule 11-01(d) of Regulation S-X (17 C.F.R. 210, 11-01(d)) of the Commission as in effect on the date hereof), after giving effect to the earnings from continuing operations of such business during such four fiscal quarters (determined in good faith by the Company in accordance with the rules and regulations of the Commission, including Rule 11-02 of Regulation S-X (17 C.F.R. 210, 11-02) of the Commission as in effect on the date hereof) would be greater than 2 to 1.

          Notwithstanding the foregoing, the Company may, and may permit any of its Subsidiaries to, become directly or indirectly liable for the following:

                    (i) the Company and its Subsidiaries may become liable with respect to the Obligations and the Guarantee;

                    (ii) the Company may become and remain liable with respect to the Indebtedness pursuant to the Senior Credit Agreement and its Subsidiaries may become and remain liable with respect to their guarantees of such Indebtedness; provided that the aggregate principal
                                           --------
          amount of borrowings outstanding under the Senior Credit Agreement shall not exceed $210,000,000 less the sum of (a) the aggregate amount of scheduled amortization payments of the principal amount of Senior Credit Agreement Obligations to the extent actually made, (b) the aggregate amount of mandatory prepayments of the principal amount of Senior Credit Agreement Obligations actually made (including any amounts paid in accordance with Section 3.01 of the Third Amended and Restated Senior Secured Credit Agreement to the lenders thereunder) and (c) each permanent reduction of commitments to extend credit under the Senior Credit Agreement not otherwise caused pursuant to clause
          (a) or (b);

                    (iii) the Company and its Subsidiaries may remain and may become and remain liable with respect to Intercompany Indebtedness;

                    (iv) the Company and its Subsidiaries may remain liable with respect to, and may refinance, the Indebtedness which is described on Schedule B annexed hereto;

                    (v) current liabilities for taxes and assessments incurred in the ordinary course of business;

                    (vi) Indebtedness incurred by the Company under an interest rate swap, cap or similar arrangement entered into in respect of any Indebtedness permitted hereunder;

                    (vii) Permitted Purchase Money Indebtedness and refinancings thereof;

                    (viii) Indebtedness with respect to letters of credit not to exceed in the aggregate at any time the sum of $1,000,000;

                    (ix)   Permitted Refinancing Indebtedness;

                    (x) Non-Recourse Debt incurred in connection with the acquisition (directly or indirectly) of the Warehoused Real Property and secured by Liens permitted by Section 6.5(ii) and refinancings thereof which remain Non-Recourse Debt;

                    (xi) any promissory note issued by the Company or any of its Wholly-owned Subsidiaries to fund the general partner's capital contribution in an investment partnership or other pooled investment vehicle of which the Company or any of its Subsidiaries is the general partner and which partnership or other investment vehicle is engaged solely in the business of acquiring, holding and disposing of Real Property;

                    (xii) the Company and any Mortgage Banking Subsidiary may become and remain liable with respect to Indebtedness of the Company or such Mortgage Banking Subsidiary comprised of such entity's obligation to repurchase mortgage loans pursuant to mortgage loan purchase and sale agreements entered into in connection with Mortgage Banking Activities;

                    (xiii) Melody Permitted Indebtedness;

                    (xiv) Indebtedness of the Company comprised of a guarantee by Company of the Melody Seller Senior Notes and the Melody Seller Contingent Notes;

                    (xv) Indebtedness incurred in connection with Permitted Acquisitions (including without limitation, (x) existing Indebtedness of any Person that becomes a Subsidiary and (y) Indebtedness assumed by the Company or any Subsidiary or that is secured by any asset acquired by the Company or any Subsidiary, in each case upon consummation of such

          Permitted Acquisition), in an aggregate amount not to exceed $50,000,000 at any time outstanding, provided that (i) at the time of
                                               --------
          incurrence of any such Indebtedness, the Pro Forma Fixed Charges Coverage Ratio (as defined in the Senior Credit Agreement) shall not be less than 1.0:1.0, (ii) no Default or Event of Default shall have occurred and be continuing or shall result from the Permitted Acquisition (including by reason of any Indebtedness incurred in connection with such Permitted Acquisition), and (iii) not more than $25,000,000 of such Indebtedness at any time outstanding shall be Indebtedness that is not Permitted Seller Indebtedness; and

                    (xvi)  in addition to the Indebtedness permitted by clauses
          (i)-(xv), the Company and its Subsidiaries may become and remain liable with respect to Indebtedness other than indebtedness for borrowed money (the proceeds of which are not used to buy assets or make Capital Expenditures) not exceeding $20,000,000 in the aggregate at any time outstanding.

          Section 6.2  Transactions with Shareholders and Affiliates.
                       ---------------------------------------------

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of the Company (including, but not limited to, CB Holdings) or with any Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided, that the foregoing restriction shall not apply to
                     --------
(i) any transaction between the Company and any of its Wholly-owned Subsidiaries or between any of its Wholly-owned Subsidiaries, (ii) customary fees paid to members of the Board of Directors of the Company and its Subsidiaries, (iii) any transaction between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries that is approved by the Company's Board of Directors (provided, that such approval shall not be required with respect to
              --------
normal compensation arrangements involving any such employee), (iv) transactions pursuant to written agreements in effect prior to the Effective Date which have previously been consented to by the Lender in writing, and (v) the sale, assignment, transfer, lease or other disposition of Warehoused Real Property to a partnership in which the Company or a Wholly-owned Subsidiary of the Company is a general or limited partner or another pooled investment vehicle in which the Company or any of its Subsidiaries has an interest or which is managed by the Company or any of its Subsidiaries; and provided, further, that the
                                            --------  -------
transactions referred to in clauses (i) through (v) above are otherwise permitted by this Agreement.

          Section 6.3  Maintenance of Adjusted Consolidated Net Worth.
                       ----------------------------------------------

          If the Company's Adjusted Consolidated Net Worth at the end of any two consecutive fiscal quarters on or after the Senior Revolving Credit Facility B Termination Date is less than $30,000,000, the Company shall make an offer to purchase (an "Offer") on the last Business Day of the then current LIBOR Interest Period (or, if there is less than 60 days remaining in the current LIBOR Interest Period, on the last day of the next following LIBOR Interest Period) (the "Purchase Date") 10% of the aggregate principal amount of the Loan then outstanding at a purchase price of 100% of the principal amount plus interest accrued and unpaid to the Purchase Date. In no event shall the failure to meet the minimum Adjusted Consolidated Net Worth requirement stated above at the end of any fiscal quarter be counted toward the making of more than one Offer hereunder.

          Notice of an Offer shall be mailed by the Company not less than 25 days before the Purchase Date to the Lender. The Offer shall remain open from the time of mailing until the fifth Business Day preceding the Purchase Date. If less than 60 days remain in the current LIBOR Interest Period, the Company shall select a one month LIBOR Interest Period as the next LIBOR Interest Period, and the Purchase Date shall be the last day of such one-month period.

          The notice shall contain all instructions and materials necessary to enable the Lender to accept the Offer. If the Lender elects to accept the Offer, it will notify the Company at the address specified in the notice five Business Days prior to the Purchase Date. If the Lender makes timely acceptance of an Offer then the Company shall pay, as the purchase price, an amount equal to 10% of the aggregate principal amount of the Loan then outstanding on the Purchase Date, together with interest accrued on the amount so paid through the Purchase Date.

          Section 6.4  Restricted Junior Payments.
                       --------------------------

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any Restricted Junior Payment, except (i) dividends, distributions or payments by any
                ------
Subsidiary to the Company or a Wholly Owned Subsidiary of the Company, (ii) so long as no Default or Event of Default has occurred and is continuing, dividends or distributions by any Subsidiary to the Company and any other Person that is a stockholder or owner of another equity interest in such Subsidiary, so long as, in the case of each such dividend and distribution, the amounts thereof paid to the Company and such other Person are in the same proportion as the respective contributions to the capital of such Subsidiary made by the Company and such other Person, and (iii) if no Default or Event of Default shall exist, or as a result of the proposed declaration, payment or other event would exist:

          A. the Company may declare and pay dividends on its Capital Stock to the extent necessary to enable Holdings to pay expenses of its operations in the ordinary course of business, in an amount not to exceed $50,000 in any year;

          B. the Company may declare and pay dividends on its Capital Stock as follows:

                    (1) prior to December 31, 1999, the Company may declare and pay dividends on its Capital Stock to the extent necessary to permit CB Holdings to pay dividends accrued on its outstanding Series A-1, Series A-2 and Series A-3

          Preferred Stock in the period from October 1, 1996 through the fiscal quarter last ended prior to the date of such payment by the Company (and not dividends accrued on such Preferred Stock in any period prior to October 1, 1996), or interest with respect to such accrued but unpaid dividends all in accordance with the certificates of designation with respect thereto in effect on the Effective Date; and

                    (2) after December 31, 1999, the Company may declare and pay dividends on its Capital Stock to the extent necessary to permit CB Holdings to pay dividends accrued on its outstanding Series A-1, Series A-2 and Series A-3 Preferred Stock in the period of four fiscal quarters ended immediately prior to the date of such payment by the Company (and not dividends accrued on such Preferred Stock in any prior period) that may be declared by the Board of Directors of Holdings, or interest with respect to such accrued but unpaid dividends, all in accordance with the certificates of designation with respect thereto in effect on the Effective Date;

          provided, however, that the total amount of dividend and interest
          --------  -------
payments made by Company pursuant to clauses B.(1) and B.(2) does not exceed 50% of Consolidated Net Income (as defined in the Senior Credit Agreement) for the period commencing on the first day of the fiscal quarter within which the Effective Date occurs and ending on the last day of the last fiscal quarter ending prior to the date of declaration, taken as a single accounting period.

          Section 6.5  Liens.
                       -----

          Neither the Company nor any of its Subsidiaries will, directly or indirectly, create, incur, assume or permit to exist any Lien upon or with respect to any of the property or assets of the Company or any of its Subsidiaries whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or otherwise convey any right to receive income to secure any Indebtedness which is pari passu or junior in right of payment to the
                                 ---- -----
Loan, unless, contemporaneously therewith, effective provision shall be made whereby the Loan is secured equally and ratably with such other Indebtedness which is pari passu or junior in right of payment to the Loan and secured by a
         ---- -----
Lien, pursuant to documentation providing that the Lender shall be entitled to vote as its interests appear in connection with the release of or enforcement against any property or assets subject to such Lien; provided that the
                                                     --------
restrictions of this Section 6.5 shall not prohibit the creation or incurrence of (i) Permitted Encumbrances, (ii) Liens on assets securing Non-Recourse Debt incurred in connection with the acquisition of Warehoused Real Property so long as any such Lien does not encumber any property other than assets constructed or acquired with the proceeds of such Indebtedness, (iii) Liens on Permitted Investments owned by Melody, to secure Indebtedness under the Melody Loan Arbitrage Facility, if such Permitted Investments were acquired by Melody with the proceeds of incurrence of such Indebtedness, and (iv) Liens on commercial mortgage loans originated and owned by Melody subject to an irrevocable, unconditional commitment to purchase such commercial mortgage loans made by the Federal Home Loan Mortgage Corporation, to secure Indebtedness of Melody under the Melody Warehousing Facility; provided further that any Liens granted
                                 --------
pursuant to this Section 6.5 shall be subject to the provisions of the Intercreditor Agreement.

          Section 6.6  Mergers.
                       -------

          A. The Company shall not consolidate or merge with, or sell, assign, transfer or lease all or substantially all of its assets in a single transaction or a series of related transactions to, any person unless:

                    (i) the person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer or lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                    (ii) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made, assumes by written agreement all the obligations of the Company under the Loan and this Agreement;

                    (iii) immediately after giving effect to such transaction no Event of Default or Potential Event of Default exists and immediately after such transaction, the Company (or the corporation formed by or surviving such consolidation or merger if other than the Company) could incur $1.00 of Indebtedness under the first paragraph of Section 6.1;

                    (iv) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made shall have Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

                    (v) the Company has delivered to the Lender an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iv)) and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this subsection 6.6A and that all conditions precedent set forth in this subsection 6.6A relating to such transactions have been complied with provided that with respect to factual information included in the foregoing (including, without limitation, matters contained in subparagraphs (iii) and (iv)), counsel may rely upon a certificate of an officer of the Company as to such matters.

          B. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with subsection 6.6A, the successor person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, and shall perform every obligation of the Company under this Agreement with the same effect as if such successor person had been named as the Company herein, and all the obligations of the Company hereunder and under the Notes shall terminate.

          Section 6.7  Limitation on Sale of Less Than Substantially All Assets.
                       --------------------------------------------------------

          Neither the Company nor any of its Subsidiaries will make any Asset Sale, unless (a) at the time thereof and after giving pro forma effect thereto
                                                      --- -----
(after application of proceeds), the Company's Consolidated Fixed Charge Ratio for the four fiscal quarters (taken as a whole) for which financial statements of the Company are available (provided, that the immediately preceding fiscal
                              --------
quarter shall be included in any such determination pursuant to this Section 6.7 made more than 45 days after the end of such fiscal quarter) immediately preceding the fiscal quarter in which such Asset Sale is to occur, determined on a pro forma basis as if such Asset Sale had occurred at the beginning of such
  --- -----
four-fiscal quarter period, is greater than 2.5 to 1 or (b)(i) the Company or its Subsidiary receives consideration at the time of and for such Asset Sale at least equal to the fair value (which, if greater than $2,500,000, shall be as determined in good faith by the Board of Directors, including valuation of all non-cash consideration) of the assets disposed of in such Asset Sale as of the date of such Asset Sale and (ii) the Company complies with Section 2.6; [provided, however, that so long as any loans under the Senior Credit Agreement
---------  -------
remain outstanding, this Section 6.7 shall not prohibit any Asset Sale which would be permitted under Section 6.08 of the Senior Credit Agreement]. Notwithstanding the foregoing, nothing contained herein shall prevent the Company from selling all or any part of its ownership interest in CB Canada.

          Section 6.8  Limitation on Dividend and Other Payment Restrictions
                       -----------------------------------------------------
Affecting Subsidiaries.
----------------------

          The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reasons of (i) any restrictions existing under or contemplated by agreements in effect on the date hereof, (ii) any restrictions existing under or contemplated by the Senior Credit Agreement;
(iii) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company and (iv) any restrictions existing under any agreement that refinances or replaces the agreements containing the restrictions in clauses (i) and (ii); provided that the terms and conditions of
                                      --------
any such restrictions are not materially less favorable to the Lender than those under or pursuant to the agreement evidencing the Indebtedness refinanced. Nothing contained in this Section 6.8 shall prevent the Company or any of its Subsidiaries from entering into any agreement (i) imposing any such restrictions or limitations upon Westmark, Westmark Acquisition Partnership, or any Subsidiary pursuant to any Permitted Acquisition, (ii) permitting or providing for the incurrence of Liens otherwise permitted by Section 6.5 or
(iii) restricting the sale or other disposition of property securing
Indebtedness.

          Section 6.9  Certain Tax Payments.
                       --------------------

          If the Company Group (as such term is defined in the definition of "Permitted Tax Payment" in Section 1.1 of this Agreement) would, assuming it has filed a separate federal consolidated income tax return for each taxable year ending after April 18, 1989, be entitled to a refund of federal income tax, together with interest thereon, for a taxable year (whether resulting from a tax attribute carryback or otherwise) (a "Refund"), then CB Holdings shall pay (at the time a Refund is received by CB Holdings from the Internal Revenue Service or a final determination is otherwise made with respect to items resulting in a Refund) an amount equal to the Refund to the Company; provided that the amount
                                                      --------
of such payment shall not exceed the amount paid by the Company as a Permitted Tax Payment for such taxable year plus interest on such amount at the rate specified in Section 6621 of the Code for overpayments of tax. In the event that CB Holdings and any member of the Company Group join in filing any combined or consolidated (or similar) state or local income or franchise tax returns for a taxable year and a member of the Company Group is entitled to a refund of state or local income or franchise taxes with respect to such taxable year, then CB Holdings shall pay (at the time it receives such refund from such taxing authority) an amount to the Company determined in a manner as similar as possible to that provided in the preceding sentence for federal income taxes.

          Any refund (together with interest actually received thereon) of taxes paid by a member of the Company Group for a taxable year ending prior to such member's becoming a member of the CB Holdings Group (whether such refund arises from a tax attribute carryback from the CB Holdings Group or otherwise) shall be the property of such member.

          Section 6.10  Limitation on Creation of Senior Debt.
                        -------------------------------------

          The Company will not incur or agree or attempt to incur any Senior Debt (including Permitted Refinancing Indebtedness) which is not fully and adequately secured, and the Company will not affirmatively cause any Senior Debt to become other than fully and adequately secured; provided, however, that this
                                                   --------  -------
covenant shall be deemed satisfied if the Company delivers an Officers' Certificate certifying that such Senior Debt is fully and adequately secured; and provided, further, that no such Officers' Certificate shall be required and
    --------  -------
this Section 6.10 shall be satisfied to the extent that Permitted Refinancing Indebtedness is secured by the same collateral that secures the Senior Credit Agreement Obligations at the time of any such refinancing thereof.

          Section 6.11  Restrictions on Investments in Warehoused Real Property.
                        -------------------------------------------------------

          The Company or any of its Subsidiaries may make Investments in Warehoused Real Property so long as at the time any such Investment is made (A) the aggregate amount of all such Investments then outstanding in connection with the purchase or other acquisition of all Warehoused Real Property does not exceed twenty percent (20%) of the Company's Adjusted Consolidated Net Worth as of the most recent quarter (less the amount by which aggregate losses exceed aggregate gains realized from all Investments made pursuant to this
Section 6.11) and (B) the amount of any such single Investment made by the Company or any of its Subsidiaries does not exceed ten percent (10%) of the Company's Adjusted Consolidated Net Worth as of the most recent fiscal quarter.

          Section 6.12  General.
                        -------

          The Company covenants and agrees that until payment in full of the Loan and the Notes and all amounts due under this Agreement at the time of such termination or payment have been indefeasibly paid in full, unless the Lender shall otherwise give prior written consent, the Company will perform all covenants in this Article VI.

          Section 6.13   Certain Financial Covenants in Senior Credit Agreement.
                         ------------------------------------------------------

          On and after the Senior Loan Repayment Date, each of the covenants and agreements of the Company set forth in Section 6.05 and 6.06 of the Third Amended and Restated Senior Secured Credit Agreement dated as of November ___, 1996 (the "Surviving Financial Covenants") shall be deemed to be included and
           -----------------------------
incorporated by reference in this Article VI, mutatis mutandis, for the benefit of the Lender, without regard to the continuing effectiveness or, or any amendments of, such Senior Secured Credit Agreement; and the Company covenants and agrees to perform each and all of the Surviving Financial Covenants as if expressly contained herein and made in favor of the Lender hereunder; provided, however, that each requirement established by such Surviving Financial Covenants shall continue to apply until all amounts owing to the Lender in connection with the Loan or otherwise hereunder are paid in full; and provided, further, that for purposes of the calculation of "Consolidated Interest Expense" as used in the Surviving Financial Covenants shall include all interest payable in kind or in cash accrued hereunder.


                                  ARTICLE VII

                               EVENTS OF DEFAULT


          Section 7.1  Events of Default.
                       -----------------

          If any of the following conditions or events ("Events of Default") shall occur and be continuing:

          A.   Failure to Make Payments When Due.
               ---------------------------------

          Failure to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by notice of prepayment, by operation of Section 2.5 or otherwise; or failure to pay any interest on the Loan within 15 days after the date due (in each case whether or not such payment is prohibited by Article VIII); or

          B.  Default in Other Agreements.
              ---------------------------

          Failure of the Company or any of its Subsidiaries to pay principal of Indebtedness (other than Indebtedness referred to in subsection A of this Section 7.1 and Non-Recourse Debt) in an aggregate amount of $2,500,000 or more at its stated maturity, or breach or default of the Company or any of its Subsidiaries with respect to any other material term of (x) any evidence of Indebtedness with an aggregate principal amount of $5,000,000 or more or (y) any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) of the Company or any of its Subsidiaries then to cause that Indebtedness to be declared due prior to its stated maturity; or

          C.   Breach of Certain Covenants.
               ---------------------------

          Failure of the Company to perform or comply with any term or condition contained in Sections 2.11, 5.2 (in so far as it requires preservation of the corporate existence of the Company), 5.11 or Article VI; or

          D.   Breach of Warranty.
               ------------------

          Any representation or warranty made by the Company in any Loan Document or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

          E.   Other Defaults Under Agreement or Loan Documents.
               ------------------------------------------------

          (a) The Company shall default in the performance of or compliance with any material term contained in this Agreement or the other Loan Documents, other than those referred to above in Subsection A, C or D of this Section 7.1 (b) CB Holdings shall default in the performance of or compliance with any material covenant contained in the Stock Pledge Agreement or (c) the Guarantors shall default in the performance of or compliance with any material covenant contained in the Guarantee, and, in each case, such default shall not have been remedied or waived within 30 days after receipt of written notice from the Lender of such default; or

          F.   Involuntary Bankruptcy; Appointment of Receiver, Etc.
               -----------------------------------------------------

          (1) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of CB Holdings, the Company or any Material Subsidiary in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (2) an involuntary case is commenced against CB Holdings, the Company or any Material Subsidiary under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over CB Holdings, the Company, or any Material Subsidiary, or over all or a substantial part of any of their respective properties, shall have been entered; or an interim receiver, trustee or other custodian of CB Holdings, the Company or any Material Subsidiary for all or a substantial part of the property of CB Holdings, the Company or any Material Subsidiary is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of CB Holdings, the Company or any Material Subsidiary, and the continuance of any such events in subpart (2) for 60 days unless dismissed, bonded or discharged; or

          G.   Voluntary Bankruptcy; Appointment of Receiver, Etc.
               --------------------------------------------------

          CB Holdings, the Company or any Material Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by CB Holdings, the Company, or any Material Subsidiary of any assignment for the benefit of creditors; the admission by CB Holdings, the Company or any of Material Subsidiaries in writing of its inability to pay its debts as such debts become due; or the Board of Directors of CB Holdings, the Company or any Material Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

          H.   Judgments and Attachments.
               -------------------------

          Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $2,500,000 shall be entered or filed against CB Holdings, the Company, or any Material Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than ten days prior to the date of any proposed sale thereunder; or

          I.   Dissolution.
               -----------

          Any order, judgment or decree shall be entered against CB Holdings, the Company or any Material Subsidiary decreeing the dissolution or split up of CB Holdings, the Company or any Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

          J.   Foreclosure Under Senior Credit Agreement.
               -----------------------------------------

          The lenders party to the Senior Credit Agreement or Permitted Refinancing Indebtedness acting together, directly or indirectly, after any event of default under, and as defined in, the Senior Credit Agreement or other documents has occurred shall commence judicial proceedings to foreclose upon any material portion of the collateral subject to the security documents delivered in connection with the Senior Credit Agreement or shall have exercised any right under law or such security documents to take ownership of any such material portion in lieu of foreclosure; or

          K.   Payment of Westmark Obligations.
               -------------------------------

          The Company or any Subsidiary shall pay, or any Person shall demand payment by the Company or any of its Subsidiaries of, any amount in respect of the Westmark Seller Financing or any Westmark Earn-Out Payment; or

          L.   Default Under Melody Permitted Indebtedness.
               -------------------------------------------

          A default or event of default, however designated, shall occur and be continuing under any of the Melody Permitted Indebtedness.

          THEN (i) upon the occurrence of any Event of Default described in the foregoing subsections F or G of Section 7.1 the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligation of the Lender hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Lender may, by written notice to the Company and the Senior Agent, if applicable declare the Loan to be, and the same shall forthwith become, due and payable, together with accrued interest thereon and the obligations of the Lender hereunder shall thereupon terminate; provided,
                                                                   --------
however, that if any declaration of acceleration under this Agreement occurs
-------
because an Event of Default set forth in subsection B of this Section 7.1 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their acceleration in respect of such Indebtedness within 30 days thereof and no other Event of Default has occurred during such 30-day period which has not been cured or waived. Nevertheless, if any time within 60 days after acceleration of the maturity of the Loan, the Company shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loan due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.6, then the Lender by written notice to the Company may rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. Notwithstanding anything in this Section 7.1 to the contrary, the Lender shall not accept any payment or prepayment from the Company until five Business Days after notice shall have been given to the Senior Agent, if applicable, and the Lender will be entitled to receive payment or prepayment only to the extent permissible under the provisions of Article VIII of this Agreement.


                                  ARTICLE VIII

                                 SUBORDINATION


          Section 8.1  Obligations Subordinated to Senior Debt.
                       ---------------------------------------

          The Company and the Guarantors covenant and agree, and the Lender likewise covenants and agrees, that:

          (a) to the extent and in the manner hereinafter set forth in this
Article VIII, the Obligations are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness;

          (b) the subordination is for the benefit of the lender under the Senior Credit Agreement and other holders of Senior Indebtedness; and

          (c) each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have extended or acquired such Senior Indebtedness in reliance upon the covenants and provisions contained in this Agreement.

          Section 8.2  Subordination Upon Insolvency or Liquidation Proceedings.
                       --------------------------------------------------------

          In the event of any Insolvency or Liquidation Proceeding:

          (a) Upon any payment or distribution of assets or securities of any kind or character, whether in cash, securities or other property, all Senior Indebtedness shall first be paid in full in cash or in a manner satisfactory to the holders of Senior Indebtedness before the Lender is entitled to receive any payment or distribution of any cash, securities or other property on account of principal of or interest on or other amounts constituting Obligations.

          (b) The holders of Senior Indebtedness shall be entitled to receive directly (pro rata on the basis of the respective amounts of Senior Indebtedness
          --- ----
held by them), for application to the payment thereof (to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any substantially concurrent payment to the holders of such Senior Indebtedness), any payment or distribution of any kind or character, whether in cash, securities or other property (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company or the Guarantors being subordinated to the payment of the Obligations) which may be payable or deliverable in respect of the Obligations in any such Insolvency or Liquidation Proceeding.

          (c) In the event that, notwithstanding the foregoing provisions of this Section 8.2, the Lender shall have received any payment from or distribution of assets or securities of the Company or the Guarantors or the estate created by the commencement of any such Insolvency or Liquidation Proceeding, of any kind or character in respect of the Obligations, whether in cash, securities or other property (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the

Company or the Guarantors being subordinated to the payment of the Obligations) before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid (pro rata on the basis of the respective amounts of such Senior
        --------
Indebtedness held by them), to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any substantially concurrent payment to the holders of such Senior Indebtedness, for application to the payment in full of such Senior Indebtedness.

          Section 8.3  No Payment on Obligations in Certain Circumstances.
                       --------------------------------------------------

          (a) Upon the maturity of any Senior Indebtedness, by lapse of time, acceleration or otherwise (including the time of due payment (including any mandatory prepayment) of any principal or interest), all principal thereof and interest thereon and other amounts constituting Senior Indebtedness shall first be paid in full in cash or in a manner satisfactory to the holders of Senior Indebtedness before any payment or distribution is made by or on behalf of the Company or the Guarantors on account of principal of or interest on or other amounts constituting Obligations.

          (b) Upon the happening and continuing of any default in respect of the payment of any Senior Indebtedness (a "Payment Default"), no direct or indirect payment or distribution shall be made by the Company or the Guarantors on account of the principal of or interest on or other amounts constituting Obligations, unless and until (i) such Payment Default shall have been cured or waived by the holders of the respective Senior Indebtedness or shall have ceased to exist or (ii) the holder or holders of the respective Senior Indebtedness shall have waived in writing the application of this Section 8.3(b) to such Payment Default.

          (c) Without limiting the effect of Section 8.3(b), upon the happening and continuing of any default or event of default (other than a Payment Default) with respect to any Senior Indebtedness, as such default or event of default is defined in the Senior Credit Agreement or in any instrument, agreement or other document under which such Senior Indebtedness is outstanding (a "Non-Payment Default"), then upon written notice thereof given to the Company by the Senior Agent, by holders of a majority in principal amount of the Indebtedness under the Senior Credit Agreement or the agreement governing Permitted Refinancing Indebtedness, or by the holders of a majority in principal amount of all Senior Indebtedness ("Payment Blockage Notice"), no direct or indirect payment or distribution shall be made by the Company or the Guarantors on account of the principal of or interest on or other amounts constituting Obligations unless and until (i) such Non-Payment Default shall have been cured or waived by the holder or holders of the respective Senior Indebtedness or shall have ceased to exist or (ii) the holder or holders of the respective Senior Indebtedness shall have waived in writing the application of this Section 8.3(c) to such Non-Payment Default; provided, however, that (A) this Section 8.3(c) shall not prevent the
         --------  -------
making of any payment for more than 179 days after a Payment Blockage Notice shall have been given or deemed to have been given ("Payment Blockage Period") unless the Senior Indebtedness in respect of which such default or event of default exists has been declared due and payable in its entirety, in which case no payment or distribution may be made until such acceleration has been rescinded or annulled and (B) not more than one effective Payment Blockage Notice shall be given within a period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect.

          (d) In the event that, notwithstanding the foregoing provisions of
Section 8.3(a), (b) or (c), the Lender shall have received any payment or distribution at a time when such payment was prohibited by the provisions of
Section 8.3(a), (b) or (c) then and in such event such payment or distribution shall be received and held in trust for and shall be paid over to the holders of Senior Indebtedness (pro rata, on the basis of the respective amounts of such
                     --- ----
Senior Indebtedness held by them), to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any substantially concurrent payment to the holders of such Senior Indebtedness, for application to the payment in full of Senior Indebtedness.

          (e) The provisions of this Section 8.3 shall not modify or limit in any way the application of Section 8.2.

          Section 8.4  Subrogation to Rights of Holders of Senior Indebtedness.
                       -------------------------------------------------------

          After all amounts payable under or in respect of Senior Indebtedness are paid in full, the Lender shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, such Senior Indebtedness pursuant to the provisions of this Article VIII, to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, securities and other property applicable to the Senior Indebtedness until the principal of and interest on the Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, securities or other property to which the Lender would be entitled except for the provisions of this Article VIII, and no payments over pursuant to the provisions of this Article VIII to the holders of the Senior Indebtedness by the Lender shall be deemed to be a payment or distribution by the Company or the Guarantors to or on account of the Senior Indebtedness, it being understood that the provisions of this Article VIII are solely for the purpose of defining the relative rights of the Lender, on the one hand, and the holders of Senior Indebtedness on the other hand. A release of any claim by any holder of Senior Debt shall not, as between the Company, the Guarantors and the Lender, limit the Lender's rights of subrogation under this Section 8.4.

          Section 8.5  Rights of Holders Not to be Impaired.
                       ------------------------------------

          Nothing contained in this Article VIII is intended to or shall:

          (a) impair, as among the Company or the Guarantors, their respective creditors other than holders of Senior Indebtedness and the Lender, the obligation of the Company or the Guarantors, which is absolute and unconditional, to pay to the Lender the principal of and interest on the Obligations as and when the same shall become due and payable in accordance with its terms; or

          (b) affect the relative rights against the Company or the Guarantors of the Lender and creditors of the Company or the Guarantors other than the Senior Indebtedness; or

          (c) prevent the Lender from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Agreement of the holders of Senior Indebtedness to receive payments or distributions otherwise payable or deliverable to, or received by, such holder upon the exercise of any such remedy and subject to the restrictions with respect to Liens set forth in Article III of the Intercreditor Agreement.

          Section 8.6  Effectuation of Subordination.
                       -----------------------------

          In the event of any Insolvency or Liquidation Proceeding, the Senior Agent is irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of the Lender such proofs of claims against the Company or the Guarantors on account of the Obligations or other motions or pleadings as the Senior Agent may deem expedient or proper; provided, however,
                                                            --------  -------
the Senior Agent may make and present such proofs of claims only if the Lender has not filed such proofs of claims by the thirtieth day prior to the date on which such claims are required to be filed. After such thirty-day period, if the Lender has not filed such proofs of claims, the Lender irrevocably authorizes and empowers the Senior Agent to file claims and take such other actions (other than vote such proof of claims in such proceedings), in the name of the Senior Agent or the Lender or otherwise, as the Senior Agent may deem necessary or advisable for the enforcement of this Agreement. In such event, the Lender will execute and deliver to the Senior Agent such powers of attorney, assignments and other instruments or documents as may be requested by the Senior Agent in order to enable such Senior Agent to enforce any and all claims upon or with respect to the Obligations.

          Section 8.7  No Waiver of Subordination Provisions.
                       -------------------------------------

          No right of the Senior Agent under the Senior Credit Agreement or any other holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Guarantors or by any act or failure to act by the Senior Agent under the Senior Credit Agreement or any such holder or by any noncompliance by the Company or the Guarantors with the terms, provisions and covenants of this Agreement or the Senior Credit Agreement regardless of any knowledge thereof which the Senior Agent or such other holder thereof may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the Senior Agent under the Senior Credit Agreement and any other holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Lender, without incurring responsibility to the Lender and without impairing or releasing the subordination and other benefits provided in this Agreement or the obligations hereunder of the Lender to the holders of Senior Indebtedness, do any one or more of the following even if any right to reimbursement or subrogation or other right or remedy of the Lender is affected, impaired or extinguished thereby:

          (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter, the terms of any Senior Indebtedness, any security therefor or guaranty thereof or any liability of the Company, the Guarantors or any other guarantor to such holder, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, modify or supplement in any manner Senior Indebtedness or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Indebtedness is outstanding;

          (b) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and any order any property pledged, mortgaged or otherwise securing Senior Indebtedness or any liability of the Company or the Guarantors or any other guarantor to such holder, or any liability incurred directly or indirectly in respect thereof;

          (c) settle or compromise any Senior Indebtedness or any other liability of the Company or the Guarantors or any other guarantor of the Senior Indebtedness to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Indebtedness) in any manner or order; and

          (d) fail to take or to record or otherwise perfect, for any reason or for no reason, any Lien securing Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against the Company or the Guarantors or any security or any other guarantor or any other Person, elect any remedy and otherwise deal freely with the Company or the Guarantors and security and any other guarantor of the Senior Indebtedness or any liability of the Company or the Guarantors or any other guarantor to such holder or any liability incurred directly or indirectly in respect thereof.

          The Lender by purchasing or accepting the Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness and notice of or proof of reliance by any holder of Senior Indebtedness upon this Agreement and the Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Company or the Guarantors and the holders of Senior Indebtedness shall be deemed to have been consummated in reliance upon this Agreement.

          Section 8.8  Reliance on Court Orders; Evidence of Status.
                       --------------------------------------------

          Upon any payment or distribution of assets of the Company or the Guarantors referred to in Section 8.2, the Lender shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution delivered to the Lender for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company or the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or this Article VIII.

          Section 8.9  Payment.
                       -------

          A payment with respect to principal of or interest on the Obligations shall include, without limitation, payment of principal of and interest on the Loan, any depositing of funds for the defeasance of the Obligations, any sinking fund and any payment on account of mandatory prepayment or optional redemption provisions.

          Section 8.10  Section Not to Prevent Events of Default.
                        ----------------------------------------

          The failure to make a payment on account of principal of or interest on or other amounts constituting Obligations by reason of any provision of this
Article VIII shall not be construed as preventing the occurrence of an Event of Default under Article VII.


                                   ARTICLE IX

                                 MISCELLANEOUS


          Section 9.1  Representation of the Lender.
                       ----------------------------

          The Lender hereby represents that it is a limited liability company engaged in finance.

          Section 9.2  Assignment.
                       ----------

          (a) This Agreement shall be binding upon and shall be enforceable by the Company, the Lender and their respective successors and assigns, provided
                                                                     --------
that, except as provided in Section 6.6 the Company shall have no right to
----
assign or otherwise transfer its rights or obligations hereunder without the prior written consent of the Lender. The Lender may assign, grant participations in or otherwise transfer all or any portion of its rights and obligations hereunder, and any such assignment, participation or other transfer shall be effective and binding upon the Company as of the date of such assignment, participation or other transfer subject to the Lender and the Company having complied with the requirements of subsection (b) of this Section
9.2 hereof. Upon any such assignment or transfer by the Lender, the assignee or transferee shall be (i) entitled, to the extent of the interest transferred, to the benefit of the indemnities, the covenants and the yield protection provisions pursuant to the provisions of this Agreement (including without limitation the provisions of Section 2.3, 2.12, 2.13, 2.14, 2.15 and 9.4) as fully as if a party hereto and (ii) subject to all of the obligations of the Lender hereunder (including without limitation the provisions of Section 2.14 and this Section 9.2) as fully as if a party hereto. Upon any such participation by the Lender, the participant shall be (i) entitled, to the extent of the interest transferred, to the benefit of the indemnities, the covenants and the yield protection provisions pursuant to the provisions of this Agreement

(including without limitation the provisions of Section 2.3, 2.12, 2.15, 2.14,
2.15 and 9.4) as fully as if a party hereto and (ii) subject to all of the obligations of the Lender under the provisions of Section 2.14 and this Section
9.2 as fully as if a party hereto.

          (b) The Company shall, during the term of this Agreement, maintain on its books a record of the beneficial interests held in this Agreement based upon the information which the Lender is required to provide pursuant to this Section
9.2. Upon any assignment, participation or other transfer by the Lender of any of its interests hereunder, the Lender shall provide, or cause to be provided, to the Company, a statement or certificate signed under penalty of perjury by each person which is a participant, assignee or transferee setting forth such person's name and address and, with respect to any person which is not a United States Person, certifying that (i) such person is not a United States Person,
(ii) such person is not licensed to conduct a banking business or to accept deposits from members of the public and, in fact, does not accept such deposits,
(iii) such person is not a 10% shareholder of the Company or any Guarantor within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended and (iv) such person undertakes with the Lender for the benefit of the Lender and the Company, to provide to the Lender and the Company such tax forms as may reasonably be requested from time to time by the Lender or the Company to ensure the availability to the Company of an exemption from United States withholding tax on interest pursuant to Sections 871(h) and 881(c) of the Internal Revenue Code of 1986, as amended. Such statements or certificates given by a person that is not a United States Person shall be accompanied by a copy of a Certificate of Foreign Status (Internal Revenue Code Form W-8) duly executed by each person named in such statements or certificates. The Lender shall also provide or cause to be provided to the Company from time to time any other documentation or information required by Temporary Treasury Regulation
Section 35a.9999-5(b) or any successor provision, or by any other provision of law, with respect to any such applicable exemption from United States withholding tax on interest with respect to payments to be made hereunder. The Company shall promptly record the beneficial interest of each such assignee, participant or transferee upon the Lender's compliance with the requirements of subsection (a) hereof and this subsection (b), and the Company shall, upon the request of the Lender or any such assignee, participant or transferee, provide a certification of the beneficial interest of such assignee, participant or transferee (which certification shall be provided at no cost to the Lender or such assignee, participant or transferee). The Company shall have no liability to the Lender or any such assignee, participant or transferee for any error in the recordation of such information on its books other than an error arising from the Company's gross negligence or willful misconduct.

          (c) In connection with any sales, assignments or transfers referred to in subsection (a) of this Section 9.2, the Lender shall obtain agreements from the purchasers, assignees and transferees, as the case may be, reasonably satisfactory to the Company, that all information given to such parties will be held in strict confidence subject to customary exceptions.

          Section 9.3  Expenses.
                       --------

          Whether or not the Effective Date occurs or the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay to Lender (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents (including, without limitation, any opinions requested by the Lender as to any legal matters arising hereunder) and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel (including allocated costs of internal counsel) and other professional advisors (including financial advisors) in connection with the negotiation, preparation, execution, performance and administration of the Loan Documents, and the Loan hereunder, and any amendments and waivers hereto or thereto; and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees, including allocated costs of internal counsel, fees of other professional advisors including financial advisors and costs of settlement) incurred by the Lender in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the Notes issued hereunder by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings. The Lender agrees to deliver to the Company, as soon as reasonably practicable, a certificate setting forth in reasonable detail a computation of amounts owing under this Section 9.3; provided, however, the delivery of such certificate is
                        --------  -------
not a condition of payment under this Section 9.3.

          Section 9.4  Indemnity.
                       ---------

          In addition to the payment of expenses pursuant to Section 9.3, whether or not the Effective Date occurs or the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold the Lender and any holder of the Note, and the officers, directors, employees, agents, and affiliates of the Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the other Loan Documents, the Lender's agreement to extend the maturity of the Loan or the use or intended use of the proceeds of any of the Loan hereunder (the "indemnified liabilities"); provided that the Company shall
                                                --------
have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. The Company will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 9.4 that is effected without the Company's prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

          Section 9.5  Set-Off.
                       -------

          Subject to the provisions of Section 2.10, the last sentence of
Section 7.1 and of Article VIII of this Agreement and to any waivers of set-off that may be required in the exhibits to the Security Agreements (as defined in the Senior Credit Agreement), in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Lender and each subsequent holder of any Notes is hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by the Lender or that subsequent holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to the Lender or that subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) the Lender or that subsequent holder shall have made any demand hereunder or (b) the Lender or that subsequent holder shall have declared the principal or the interest on the Loan and Notes, and other amounts due hereunder to be due and payable as permitted by Article VII hereof and although said obligations and liabilities, or any of them, may be contingent or unmatured.

          Section 9.6  Amendments and Waivers.
                       ----------------------

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Lender and the Company and an opinion of counsel of the Company to the effect that such amendment, modification, termination, or waiver does not violate the Senior Credit Agreement or any agreements or documents evidencing any Senior Indebtedness. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 9.6 shall be binding upon each holder of the Notes, each future holder of the Notes, and, if signed by the Company, on the Company.

          Section 9.7  Independence of Covenants.
                       -------------------------

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

          Section 9.8  Change in Federal Tax Laws.
                       --------------------------

          If there is a material change in federal tax laws which materially affects the Company's ability to comply with the financial covenants, standards or terms found in Articles

I, V or VI, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made.

          Section 9.9  Notices.
                       -------

          Any notice or other communication herein required or permitted to be given shall be in writing electronically communicated or hand delivered or delivered by courier, addressed to the party hereto as provided in this Section 9.9.

          All communications intended for the Company shall be sent to:.

          CB Commercial Real Estate Group, Inc.
          533 South Fremont Avenue
          Los Angeles, California 90071-1798
          Attention:  Treasurer
          Fax Numbers:   (213) 613-3228
                         (213) 613-3015

          All communications intended for CB Holdings shall be sent to:

          CB Commercial Holdings, Inc.
          533 South Fremont Avenue
          Los Angeles, California 90071-1798
          Attention:  Treasurer
          Fax Numbers:   (213) 613-3228 or
                         (213) 613-3015

          All communications intended for the Lender shall be sent to:

          Sumitomo Finance (Dublin) Limited.
          La Touche House
          I.F.S.C.
          Custom House Docks
          Dublin 1, Ireland
          Telex Number: 91909
          Fax Number: 353-1-67 003 53

          All notices shall be sent as aforesaid or at any other address of which any of the foregoing shall have notified the others in any manner prescribed in this Section 9.9.

          For all purposes of this Agreement, a notice or communication will be deemed effective:

          (a) if delivered by hand or sent by courier, on the day it is delivered unless (i) that day is not a day upon which commercial banks are open for business in the city specified (a "Local Business Day") in the address for notice provided by the recipient or (ii) if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day,

          (b) if sent by telex, on the day the recipient's answerback is received unless that day is not a Local Business Day or the answerback is received after the close of business on such day, in which case on the next succeeding Local Business Day,

          (c) if sent by facsimile transmission, on the date transmitted, provided oral or written confirmation of receipt is obtained by the sender, unless the transmission and confirmation date is not a Local Business Day, in which case on the next succeeding Local Business Day.

provided, that notices to the Lender shall only be effective upon receipt
--------
thereof by the Lender.

          Section 9.10  Survival of Warranties and Certain Agreements.
                        ----------------------------------------------

          (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Effective Date hereunder and the execution and delivery of the Notes.

          (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 2.12, 2.13, 2.14, 9.3 and 9.4, shall survive the payment of the Loan and the Notes and the termination of this Agreement.

          Section 9.11  Failure or Indulgence Not Waiver; Remedies Cumulative.
                        -----------------------------------------------------

          No failure or delay on the part of the Lender or any holder of any Notes in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Notes are cumulative to and not exclusive of, any rights or remedies otherwise available.

          Section 9.12  Severability; Partial Invalidity.
                        --------------------------------

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 9.13  Article and Section Headings.
                        ----------------------------

          The headings or titles of the several Articles and Sections in this Agreement and any table of contents appended to copies hereof shall be solely for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          Section 9.14  Applicable Law.
                        --------------

          THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 9.15  Successors and Assigns; Subsequent Holders of the Notes.
                        -------------------------------------------------------

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The terms and provisions of this Agreement and all other certificates and opinions delivered pursuant to
Section 3.1 shall inure to the benefit of any assignee, participant or transferee of the Notes pursuant to Section 9.2, and in the event of such transfer, participation or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such participant, transferee or assignee, all subject to the terms and conditions hereof. The Company's rights or any interest therein hereunder may not be assigned without the written consent of the Lender.

          Section 9.16  Consent to Jurisdiction and Service of Process.
                        ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY OR ANY GUARANTOR WITH RESPECT TO THIS AGREEMENT OR THE NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY AND EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. THE COMPANY AND EACH GUARANTOR RESPECTIVELY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID.

          Section 9.17  Counterparts; Effectiveness.
                        ---------------------------

          This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall be deemed executed and delivered upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Lender.

          Section 9.18  Highest Lawful Rate.
                        -------------------

          The rate of interest payable on the Loan shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on the Loan is ever reduced as a result of this Section 9.18 and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for in this Agreement, then the rate of interest provided for in this Agreement shall be increased to the maximum rate provided by applicable law for such period as is required so that the total amount of interest received by the Lender is that which would have been received by the Lender but for the operation of the first sentence of this Section 9.18.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal or interest on the Loan or the Notes wherever enacted, or at any time hereafter in force. The Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede, by resort to any such law, the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 9.19  Entire Agreement.
                        ----------------

          The Loan Documents embody the entire agreement among the parties and supersede all prior agreements, oral statements and understandings, if any, relating to the subject matter hereof and thereof.

          Section 9.20  Relationship of the Lender to Participants; Appointment
                        -------------------------------------------------------
of an Agent.
-----------

          The Company and each of the Guarantors acknowledge and agree that the Lender may sell interests in the Loan and the Notes to various institutions (the "Participants") pursuant to participation agreements. The Lender shall have no liability for any action taken or omitted to be taken pursuant to the instructions of Participants having direct or indirect interests in the Loan (including by way of "risk" participations) in excess of fifty percent (50%). Further, should any such participation be converted to an assignment of the Lender's interest, the Lender shall have no further rights or obligations with respect to the Loan or the Company to the extent of the interest transferred provided, that the indemnities in favor of the Lender, including without
--------
limitation those contained in Sections 2.12, 2.13 and 2.14, shall continue to enure to the benefit of the Lender.

          The Lender may, at any time, appoint an Agent to act as agent under this Agreement pursuant to agency provisions substantially in the form of
Exhibit VII (the "Agency Agreement") provided that no such appointment shall
                                     --------
subject the Company to any increased liability or costs under Section 2.12 or
2.14 of this Agreement. Any Agent so appointed shall be a bank or financial institution having capital and surplus in excess of $500,000,000. The parties agree to execute the Agency Agreement and such other documentation and amendments hereto as may be necessary to appoint the Agent. Upon such appointment all notices hereunder to be given to the Lender shall be given to the Agent and all actions or consents to be taken or given by the Lender shall be thereafter taken or given by the Agent acting pursuant to the directions of the appropriate instructing group under the terms of the Agency Agreement.

          Section 9.21  Effective Date.
                        --------------

          This Agreement shall be effective (the "Effective Date") as of the Offering Closing Date, provided that all conditions precedent set forth in
Section 3.1 are satisfied to the satisfaction of Lender or waived in writing by the Lender as notified by the Lender and provided that the Offering Closing Date shall have occurred by not later than March 31, 1997.


                                   ARTICLE X

                                   GUARANTEES


          Section 10.1  Guarantees.
                        ----------

          Each Guarantor hereby unconditionally guarantees, on a joint and several basis, to the Lender the due and the punctual payment of the principal of and interest on the Loan and the Notes, when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Loan and the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Lender all in accordance with the terms of this Agreement. The obligations of the Guarantors hereunder constitute a guarantee of payment and not merely of collection. The Guarantors hereby agree that their respective obligations under the Guarantees shall be absolute and unconditional and shall remain in full force and effect until the entire Obligations shall have been paid and such Guarantee obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, any of the Guarantors:

          (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company under this Agreement or the Notes;

          (b) the failure to give notice to any Guarantor of the occurrence of an Event of Default under this Agreement;

          (c) the waiver, compromise or release of the payment, performance or observance by the Company or by any Guarantor, respectively, of any or all of the obligations, covenants or agreements contained in this Agreement;

          (d) the extension of the time for payment of any Obligation or of the time for performance of any other obligations, covenants or agreements under or arising out of this Agreement;

          (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Agreement;

          (f) the taking or the omission of any of the actions referred to in this Agreement including any acceleration of sums owing hereunder;

          (g) any failure, omission, delay or lack on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on the Lender in this Agreement;

          (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting any Guarantor or the Company or any of the respective assets of either of them, or any allegation or contest of the validity of this Guarantee in any such proceeding;

          (i) any defense based upon any legal disability of the Company or any other party or, to the extent permitted by law, any release, discharge, reduction or limitation of or with respect to any sums owing the Company or any other liability of the Company to the Lender;

          (j) to the extent permitted by law, the release or discharge by operation of law of any Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee;

          (k) the default or failure of any Guarantor fully to perform any of its obligations set forth in this Guarantee; or

          (l) the invalidity of this Agreement or any part hereof or any defense which the Company may have against the Lender or any other circumstances which might constitute a legal or equitable discharge or defense of a surety or guarantor.

          If any payment by the Company to the Lender is rescinded or must be returned by the Lender, the obligations of the Guarantors hereunder shall be reinstated with respect to such payment.

          Each Guarantor waives demand for payment, protest and notice of nonpayment and all other notices and demands whatsoever relating to the Obligations.

          No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which any Guarantor has or may have against the Lender shall be available hereunder against the Lender to reduce the payments to the Lender under the Guarantee.

          Each Guarantor assumes responsibility for being and remaining informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of amounts owing under this Agreement which diligent inquiry would reveal and agrees that the Lender shall have no duty to advise such Guarantor of information known to it regarding such condition or any such circumstances.

          In the event of a default in the payment of any Obligation when and as the same shall become due, the Lender shall have the right to proceed first and directly against any Guarantor without proceeding against the Company or exhausting any other remedies which it may have. The obligations of each Guarantor under this Agreement shall be joint and several and are subject to
Article VIII.

          The Guarantors shall have no right of subrogation, and hereby waive and release any right of subrogation (or other right as a creditor) which they might otherwise have now or in the future vis-a-vis the Company. The Guarantors waive any and all right to enforce any remedy and to participate in any security which any Guarantor may now or hereafter have against the Company, any other Guarantor or any other party.

          Demands against any Guarantor hereunder shall be conclusive as to the amount due from such Guarantor (absent manifest error), and each Guarantor agrees to pay any amount so demanded on the date of demand to the account specified in Section 2.8 of this Agreement.

          Section 10.2  Contribution.
                        ------------

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors (other than CB Holdings), shall promptly enter into a contribution agreement providing that such Guarantors agree, inter se, that in
                                                             --------
the event any payment or distribution is made by such Guarantor (a "Funding Guarantor") under this Guarantee, that Funding Guarantor shall be entitled to a contribution from all other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations or any other Guarantor's obligations with respect to the Loan as set forth in such contribution agreement.

          WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                         CB COMMERCIAL REAL ESTATE GROUP, INC.

                         By      [s/ James J. Didion]
                            ------------------------------------
                            Chairman and Chief Executive Officer



                         GUARANTORS:

                         CB COMMERCIAL HOLDINGS, INC.

                         By     [s/ David A. Davidson]
                           -----------------------------------
                           Senior Vice President and Treasurer



                         CB FUNDING CORPORATION, COLDWELL BANKER, INC., COLDWELL BANKER CAPITAL MANAGEMENT SERVICES, INC., COLDWELL BANKER COMMERCIAL REAL ESTATE SERVICES, INC., COLDWELL BANKER COMMERCIAL BROKERAGE, INC., CB COMMERCIAL PROPERTY SERVICES, INC., COLDWELL BANKER REAL ESTATE FUND MANAGEMENT, INC., COLDWELL BANKER REAL ESTATE MANAGEMENT SERVICES, INC., COLDWELL BANKER SUTTON & TOWNE, INC., HENRY BRODERICK, INC., SUTTON & TOWNE, N.J., INC., CB COMMERCIAL HOLDINGS SECURITIES CORPORATION, CB WAREHOUSE PROPERTY CORP., COLDWELL BANKER COMMERCIAL GROUP, INC. OF MISSISSIPPI, L.J. MELODY & COMPANY, and L.J. MELODY & COMPANY OF CALIFORNIA

                         By:      [s/               ]
                             --------------------------------


                         SUMITOMO FINANCE (DUBLIN) LIMITED

                         By      [s/ S. Nishikiori]
                            --------------------------------
                            Managing Director